                              SHOPPING CENTER LEASE




                    DENVER ENTERTAINMENT & FASHION PAVILIONS





                              DENVER PAVILIONS L.P.
                                    LANDLORD




                              HOTEL DISCOVERY, INC.
                                     TENANT



                                  CAFE ODYSSEY
                                   TRADE NAME

                                TABLE OF CONTENTS

ARTICLE 1      REFERENCE PROVISIONS.................1        ARTICLE 24     ATTORNEYS' FEES.....................26
ARTICLE 2      DEMISED PREMISES.....................2        ARTICLE 25     SALE OF DEMISED PREMISES
ARTICLE 3      EXHIBITS AND DEFINITIONS.............3                       BY LANDLORD.........................26
ARTICLE 4      TERM.................................3        ARTICLE 26     SUBORDINATION,
ARTICLE 5      RENTAL...............................4                       ATTORNMENT, ESTOPPEL
ARTICLE 6      UTILITIES SERVICES...................9                       CERTIFICATE.........................27
ARTICLE 7      INDEMNITY............................9        ARTICLE 27     ADVERTISING AND PROMOTION...........27
ARTICLE 8      WAIVER OF SUBROGATION................9        ARTICLE 28     CAPTIONS AND TERMS..................28
ARTICLE 9      INSURANCE...........................10        ARTICLE 29     NOTICES.............................28
ARTICLE 10     QUIET ENJOYMENT.....................11        ARTICLE 30     OBLIGATIONS OF SUCCESSORS...........28
ARTICLE 11     TENANT REMODELING AND ALTERATIONS...12        ARTICLE 31     CONSENT OF LANDLORD AND TENANT......28
ARTICLE 12     MECHANICS' LIENS....................13        ARTICLE 32     SECURITY DEPOSIT....................28
ARTICLE 13     OPERATION OF TENANT'S                         ARTICLE 33     LANDLORD'S AGENTS AND DESIGNEES.....29
               BUSINESS; COMMON AREAS;                       ARTICLE 34     DEFAULTS BY LANDLORD................29
               SECURITY............................13        ARTICLE 35     LATE OPENING CHARGE.................30
ARTICLE 14     FIXTURES AND PERSONAL PROPERTY......16        ARTICLE 36     MISCELLANEOUS.......................30
ARTICLE 15     ASSIGNING, SUBLETTING,                        ADDENDUM TO LEASE
               CHANGE IN OWNERSHIP.................17        EXHIBITS
ARTICLE 16     TENANT'S OPERATION OF                         EXHIBIT "A" -     DEMISED PREMISES
               DEMISED PREMISES....................17        EXHIBIT "B" -    ESTOPPEL CERTIFICATE
ARTICLE 17     REPAIRS AND MAINTENANCE.............19        EXHIBIT "C" -    CONSTRUCTION OF DEMISED PREMISES
ARTICLE 18     COMMON AREAS........................20        EXHIBIT "D" -    GUARANTEE OF LEASE
ARTICLE 19     OPERATING EXPENSES..................21        EXHIBIT "E" -    SIGN CRITERIA
ARTICLE 20     DAMAGE AND RECONSTRUCTION...........22        EXHIBIT "F" -     TENANT'S REPRESENTATIONS OF OWNERSHIP
ARTICLE 21     BANKRUPTCY; FINANCIAL CONDITION.....23        EXHIBIT "G" -    FIRST SOURCE REQUIREMENTS
ARTICLE 22     LANDLORD'S REMEDIES.................23
ARTICLE 23     EMINENT DOMAIN......................26


                              INDEX OF DEFINITIONS

ADDITIONAL RENTAL........................Section 5.05        LATE OPENING CHARGE......................Section 1.16
AGREEMENT...............................Section 10.01        LEASED AND OCCUPIED
ANNUAL BREAKPOINT........................Section 1.07           FLOOR AREA.........................Section 5.02(c)
ASSIGNEE ...............................Section 34.02        MAJOR USER...............................Section 3.02
ASSIGNMENT...........................Section 15.01(a)        MARKETING CHARGE.........................Section 1.12
AVAILABILITY DATE........................Section 4.02        MINIMUM ANNUAL RENTAL....................Section 1.06
COMMENCEMENT DATE........................Section 1.03        NET SALES................................Section 5.08
COMMON AREAS............................Section 18.01        OPERATING EXPENSES......................Section 18.02
CONSTRUCTION                                                 PARKING FACILITIES...................Section 13.03(c)
   COMMENCEMENT DATE.....................Section 1.03        PERCENTAGE RENTAL.....................Section 5.03(a)
CONSTRUCTION COMPLETION                                      PERCENTAGE RATE..........................Section 1.07
   DATE..................................Section 1.04        PERIODIC REFURBISHMENT
CONSTRUCTION DRAWINGS                                           PERIOD................................Section 1.10
   AND SPECIFICATIONS.....................Exhibit "C"        PERMITTED USE............................Section 1.11
CONSTRUCTION SERVICES                                        PLAN SUBMITTAL DATE......................Section 1.05
   PAYMENT...............................Section 1.04        PRELIMINARY DESIGN
CUMULATIVE QUARTERLY                                            DRAWINGS...............................Exhibit "C"
   BREAKPOINT.........................Section 5.03(b)        QUARTERLY BREAKPOINT..................Section 5.03(b)
DEMISED PREMISES.........................Section 1.02        RENT START DATE.......................Section 5.01(a)
EXPIRATION DATE..........................Section 1.04        RENT.................................Section 22.03(a)
FLOOR AREA............................Section 5.02(c)        SECURITY DEPOSIT.........................Section 1.15
GOVERNMENTAL AGENCIES.................Section 5.02(e)        SECURITY EXPENSES....................Section 13.04(a)
GROSS SALES..............................Section 5.08        SHOPPING CENTER..........................Section 3.02
HAZARDOUS MATERIALS..................Section 13.01(b)        SIMILAR BUSINESS.....................Section 16.02(a)
HAZARDOUS MATERIALS                                          STORE DESIGN DRAWINGS.....................Exhibit "C"
   LAWS..............................Section 13.01(b)        TAXES.................................Section 5.02(a)
INCOME..................................Section 34.01        TENANT IMPROVEMENTS..................Section 11.01(a)
INITIAL ASSESSMENT.......................Section 1.13         TENANT'S WORK............................Exhibit "C"
INSURANCE EXPENSES.......................Section 9.06        THEATER..................................Section 3.02
INTEREST RATE............................Section 5.06        TERM.....................................Section 4.01
LANDLORD'S WORK...........................Exhibit "C"        TRADE NAME...............................Section 1.01

                              SHOPPING CENTER LEASE

         This Lease, executed on the     day of      1998, by and between Denver
Pavilions, L.P., hereinafter referred to as "Landlord," and Hotel Discovery, Inc., a Minnesota corporation, hereinafter referred to as "Tenant."

ARTICLE 1
REFERENCE PROVISIONS

         The following references define terms used in the specified Sections and elsewhere in this Lease and shall be construed in accordance with all the provisions and conditions set forth in this Lease:

1.01     Trade Name: Cafe Odyssey                                (Section 13.01)

1.02 Demised Premises: Location #350 consisting of approximately 18,000 square feet, as outlined in Exhibit A, and a Storefront Extension from Column Line 6 to Column Line 14, as outlined in Exhibit A-1.
                                                                  (Section 2.01)

1.03 Commencement Date: The date store opens for business or two hundred and ten (210) days following the Date of Possession with Landlord's work complete, whichever first shall occur. The Date of Possession shall be
         July 15, 1998.                                           (Section 4.01)

1.04     Expiration Date: Fifteen (15) years following the Commencement
         Date.                                                    (Section 4.01)

1.05     Tenant's Work:
             Plan Submittal Date: Preliminary Design Intent Drawings to be
                                  submitted by June 15, 1998.     (Section 4.02)

             Construction Commencement Date: Date of Possession (Section 4.02) Construction Completion Date: Two hundred and ten (210) days
                            following the Date of Possession      (Section 4.02)
             Construction Services Payment:                          (Exhibit C)

1.06     Minimum Annual Rental:
         Lease Years 1-5:        $25/per square foot ($450,000.00 per annum)
         Lease Years 6-10:       $28.15/per square foot ($506,700.00 per annum)
         Lease Years 11-15:      $31.60/per square foot ($568,800.00 per annum)
         Option Years 16-20:     $35.60/per square foot ($640,800.00 per annum)
         Option Years 21-25:     $40.05/per square foot ($720,900.00 per annum)
         Option Years 26-30:     $45.06/per square foot ($811,080.00 per annum)
                 Rental Basis: Per Square Foot                    (Section 5.01)


1.07     Percentage Rate: Five percent (5%) of gross sales over a natural
         breakpoint.                                              (Section 5.03)

1.08     Annual Breakpoint:
         Lease Years 1-5:        $9,000,000.00 per annum
         Lease Years 6-10:       $10,134,000.00 per annum
         Lease Years 11-15:      $11,376,000.00 per annum
         Option Years 16-20:     $12,816,000.00 per annum
         Option Years 21-25:     $14,418,000.00 per annum
         Option Years 26-30:     $16,221,600.00 per annum         (Section 5.03)

1.09     Address for Sending Rental Payments to Landlord:

                  c/o Entertainment Development Group, Inc.
                  4333 Park Terrace Dr., Suite 220
                  Westlake Village, CA 91361

1.10     Periodic Refurbishment Period:
         Between 01/01/03 and 09/01/03                           (Section 11.02)

1.11     Permitted Use:

         For the purposes of conducting the business of a full service sit-down restaurant with a predominantly "adventure" or "discovery" theme, including the sale of liquor for on-premises consumption. Tenant's menu will feature American and International entrees. Additionally, Tenant shall have the right to sell merchandise bearing the Cafe Odyssey name and other merchandise and accessories and for no other purpose whatsoever, unless Tenant obtains Landlord's written consent, which shall not be unreasonably withheld.

1.12     Promotional Fund: $1.00 per square foot annually, paid monthly.

         Media Fund: $1.00 per square foot annually, paid
         monthly.                                                (Section 27.01)

1.13     Initial Assessment:                   $0,000.00.        (Section 27.02)

1.14     Address for Notices (not rental payments):

         To Landlord:
                c/o Entertainment Development Group, Inc.
                4333 Park Terrace Dr., Suite 220
                Westlake Village, CA 91361

         To Tenant:
                to the Demised Premises and

                Ron Fuller
                Hotel Discovery, Inc.
                4801 West 81st St., Suite 112
                Bloomington, MN  55437                           (Section 29.01)

1.15     Security Deposit:                     $37,500.00        (Section 32.01)

1.16     Late Opening Charge:                  (SEE ARTICLE 35)  (Section 35.01)


References in this ARTICLE 1 to Sections of this Lease are for convenience and designate some of the other provisions where references to the particular Reference Provisions appear. In the event of any conflict between any Reference Provision and the balance of this Lease, the latter shall control.

ARTICLE 2
DEMISED PREMISES

         SECTION 2.01 DEMISE TO TENANT. Landlord hereby leases and demises unto Tenant and Tenant hereby leases and takes from Landlord, for the Term, at the rental, and upon the covenants and conditions hereinafter set forth, the commercial space described in ARTICLE 1 and located approximately as indicated on Exhibit "A," referred to herein as the "Demised Premises." Tenant agrees that
(a) Tenant shall accept the Demised Premises in an "AS IS" condition as of the Date of Possession, (b) except as otherwise expressly provided in Exhibit "C," Landlord shall have no responsibility for any work or improvement which may be required to prepare the Demised Premises for Tenant's use or for any work in remodeling the Demised Premises, (c) the failure of Landlord to deliver possession of the Demised Premises within the time herein provided shall not give rise to any claim for damages by Tenant against Landlord or permit Tenant to rescind or terminate this Lease; provided, however, if Landlord fails to deliver the Demised Premises by October 15, 1998, Tenant may terminate this Lease.

         SECTION 2.02 CONDITIONS OF DEMISE.

         (a) The exterior walls and roof of, the floor above, and the area beneath the Demised Premises are not demised hereunder, and Landlord reserves the right to the use thereof. Landlord may locate, both vertically and horizontally, install, maintain, use, repair and replace pipes, utility lines, ducts, conduits, flues, drains, sprinkler mains and valves, access panels, wires and structural elements serving the Demised Premises or other parts of the Shopping Center within and through the Demised Premises. With respect to any right reserved hereunder, it is agreed that before Landlord enters the Demised Premises for the purpose of any installation, maintenance or repair activity, Landlords agrees that, except in emergency situations, Landlord shall provide reasonable written notice to Tenant of Landlord's intent to do so. Except in emergency situations, no such activity shall take place during business hours and no such activity shall unreasonably interfere with Tenant's trade fixtures.

         (b) Landlord hereby reserves the right at any time and from time to time to do any and all of the following: make alterations or additions to, and build additional stories on, the building in which the Demised Premises are located; construct other buildings and improvements on or adjoining the Shopping Center and make alterations or additions thereto and build additional stories thereon; enlarge or reduce the size of the Shopping Center notwithstanding the descriptions contained in Exhibit "A" hereto; enlarge or reduce or relocate the Common Areas notwithstanding Exhibit "A" hereto, the purpose of which is to show the approximate location of the Demised Premises within the Shopping Center; construct surface or elevated or underground parking facilities to serve the Shopping Center and alter the same; and sell or lease any part of the Shopping Center or adjoining land for the use thereof by, or the construction thereon of, one or more stores, which may or may not at Landlord's election be part of the Shopping Center. Tenant acknowledges that owners of other areas in and adjoining the Shopping Center may similarly alter, enlarge, reduce or relocate the improvements from time to time located thereon so long as such alterations do not materially alter the size, access, visibility, location and proximity of the Demised Premises. Landlord shall not change the size or location of the Demised Premises without Tenant's written consent.

         SECTION 2.03 MEASUREMENT OF DEMISED PREMISES. Landlord and Tenant shall each have the right to verify that ARTICLE 1 of this Lease accurately sets forth the Floor Area of the Demised Premises (as the term "Floor Area" is defined in Section 5.02(c)). If it is determined that the Floor Area is more than one percent greater or less than the amount set forth in ARTICLE 1, then (a) the actual Floor Area as so determined shall be used in calculating Tenant's share of Taxes pursuant to Section 5.02 and of Operating Expenses pursuant to Section 19.02; (b) the Marketing Charge payable pursuant to ARTICLE 27 shall be increased or decreased in the proportion that the actual Floor Area is greater or less than the amount specified in ARTICLE 1; and (c) if ARTICLE 1 specifies that this Lease is on a per square foot rental basis, the Minimum Annual Rentals and the Annual Breakpoints shall be increased or decreased in the proportion that the actual Floor Area is greater or less than the amount specified in
ARTICLE 1.

ARTICLE 3
EXHIBITS AND DEFINITIONS

         SECTION 3.01 EXHIBITS. The following are attached hereto as Exhibits and made a part of this Lease:

         EXHIBIT "A" - Plan of Shopping Center showing approximate location of Demised Premises.

         EXHIBIT "A-1" - Plan of Storefront Extension

         EXHIBIT "B" - Estoppel Certificate.

         EXHIBIT "C" - Construction of the Demised Premises.

         EXHIBIT "C-1" - Utility Requirements

         EXHIBIT "D" - Guarantee of Lease. [INTENTIONALLY DELETED]

         EXHIBIT "E" - Sign Criteria.

         EXHIBIT "E-1" - Sign Renderings and Locations

         EXHIBIT "F" - Tenant's Representations of Ownership. [INTENTIONALLY DELETED]

         EXHIBIT "G" - First Source Hiring Program

         SECTION 3.02 SHOPPING CENTER DEFINITIONS. The term "Shopping Center" as used in this Lease shall mean the land and improvements comprising an integrated retail shopping center of the general nature shown on Exhibit "A," including all of the "Common Areas" thereof (as defined in Section 18.01). In the event Landlord elects to alter or enlarge any building or other improvements within the Shopping Center or to build, enlarge or alter any adjoining improvements, all or any portion of the altered or additional area may at Landlord's election be included within or excluded from the definition of "Shopping Center" for purposes of this Lease. The term "Major User" as used in this Lease shall mean and include the portion or portions of the Shopping Center leased or occupied for use as a motion picture theater or cinema (a "Theater"), together with any other area from time to time during the Term occupied by a single tenant or occupant and containing not less than 20,000 square feet of Floor Area. Landlord may from time to time alter and redesignate any area or building previously designated as a Major User to other uses, including, but not limited to, use by specialty stores and other tenants.

ARTICLE 4
TERM

         SECTION 4.01 COMMENCEMENT AND EXPIRATION OF TERM. The term of this Lease (the "Term") shall commence upon the earlier to occur of (a) the Commencement Date specified in ARTICLE 1 or (b) the Rent Start Date specified in
Section 5.01. The Term shall end on the Expiration Date set forth in ARTICLE 1, unless sooner terminated, as hereinafter provided. Tenant shall have three (3) options to renew this Lease with each option having a five (5) year term and Minimum Annual Rental, a Percentage Rate and an Annual Breakpoint as set forth in Article 1. In the event the Commencement Date is extended to a later date for any reason whatsoever, the Expiration Date shall not be extended; provided, however, if the Commencement Date is extended to a date beyond three (3) months from the original Commencement Date, the Expiration Date shall be reset to include any such extension period. In the event Tenant shall occupy or accept delivery of possession of the Demised Premises prior to the Commencement Date, such occupancy shall be subject to all of the provisions of this Lease; provided, however, such early possession shall not advance the Expiration Date set forth in ARTICLE 1. Tenant shall vacate and surrender possession of the Demised Premises to Landlord upon the expiration of the Term or the termination of this Lease.

         SECTION 4.02 TENANT'S WORK. Tenant shall construct, install and provide all of the "Tenant's Work" described in Exhibit "C" hereto at Tenant's sole cost and expense. Tenant shall prepare and submit to Landlord Store Design Drawings prepared in accordance with Exhibit "C" on or before the Plan Submittal Date specified in ARTICLE 1 and shall thereafter prepare and submit to Landlord Working Drawings and Specifications as provided in Exhibit "C." Tenant shall commence construction of Tenant's Work on or before the Construction Commencement Date specified in ARTICLE 1 and shall diligently complete Tenant's Work and open the Demised Premises for business on or before the Construction Completion Date specified in ARTICLE 1, all in accordance with Exhibit "C" hereto and the other provisions of this Lease. Any and all references in this Lease to the "Availability Date" shall mean and refer to the effective date specified from time to time by Landlord to Tenant as the date on which the Demised Premises will be available for the commencement of Tenant's Work therein, which notice may be given, and may specify an effective date, prior to the full execution and delivery of this Lease. In no event shall the Availability Date be earlier than the date by which Landlord has substantially completed any work to be done by Landlord at the Demised Premises as expressly provided in Exhibit "C," other than such work as Landlord determines to be appropriately done after the completion of all or portions of the work to be performed by Tenant. Notwithstanding anything contained herein to the contrary, in the event Landlord fails to make available the Demised Premises for commencement of Tenant's Work by the Construction Commencement Date, the Commencement Date of this Lease shall be extended by two (2) days for each day of delay in the availability of the Demised Premises; provided, however, that if the Construction Commencement Date is postponed by Landlord to a date subsequent to October 15, 1998, Tenant shall have the right to terminate this Lease upon written notice to the Landlord.

         SECTION 4.03 ESTOPPEL CERTIFICATE. Within ten (10) days after Tenant opens the Demised Premises for business, Tenant shall duly complete, execute and deliver to Landlord a certificate substantially in the form of Exhibit "B." In completing such certificate, Tenant may indicate thereon any exception which exists at that time and to which Landlord shall have no objection.

ARTICLE 5
RENTAL

         SECTION 5.01 MINIMUM ANNUAL RENTAL.

         (a) Tenant agrees to pay as rental for the use and occupancy of the Demised Premises the Minimum Annual Rental specified in ARTICLE 1 hereof, in twelve (12) equal monthly installments during each year, in advance, on the first day of each calendar month, without notice or demand and without setoff or deduction, commencing on the "Rent Start Date," which shall be the earlier of
(i) the Commencement Date specified in ARTICLE 1, or (ii) when Tenant opens the Demised Premises for business. Should the Minimum Annual Rental commence on a day other than the first day of a calendar month, then the Minimum Annual Rental for such first fractional month shall be computed on a daily basis for the period from the day of commencement to the end of such calendar month and at an amount equal to one-three hundred sixtieth (1/360th) of the Minimum Annual Rental for each such day (and the breakpoints used in calculating Percentage Rental shall be similarly prorated), and thereafter shall be computed and paid as aforesaid. Notwithstanding anything contained herein to the contrary, if, as of the Rent Start Date, tenants comprising seventy percent (70%) of the leaseable space in the Shopping Center, including the movie theatre ("Opening Threshold"), are not open for business, Tenant shall be obligated to open to the public for business within thirty (30) days thereafter, but shall be entitled to pay five percent (5%) gross sales in lieu of Minimum Annual Rental until the Opening Threshold has been met.

         SECTION 5.02 TAXES.

         (a) Commencing with the Rent Start Date and for the balance of the Term, Tenant agrees to pay to Landlord, in addition to the Minimum Annual Rental and all other sums due under this Lease, Tenant's share of Taxes, as reduced by any and all net amounts received by Landlord in respect of Taxes by reason of payments made by a Major User or Major Users. Tenant's share of Taxes for any partial year of the Term shall be prorated on a daily basis for the period from the day of commencement of such partial year to the end of such partial year and at an amount equal to one-three hundred sixtieth (1/360th) of said sum for each such day of the partial year.

         (b) Tenant's share of Taxes shall be equal to the proportion thereof which the Floor Area (as hereinafter defined) of the Demised Premises bears to the Leased and Occupied Floor Area (as hereinafter defined) of the Shopping Center in the calendar quarter during which the payments referred to herein are to be made. In no case shall the foregoing calculation be greater than Tenant's prorata share; provided, however, that Tenant's prorata share is calculated at a leased volume or at eighty percent (80%) of the leaseable space in the Shopping Center, whichever is greater. In the event that any tenant of the Shopping Center pays directly to the taxing authority all or a portion of the Taxes attributable to such tenant's premises, the amounts so paid shall not be included within the Taxes of which Tenant pays a share pursuant to this Lease, and the Floor Area occupied by such tenant shall not be included within the Leased and Occupied Floor Area of the Shopping Center for purposes of determining Tenant's share of the Taxes paid directly by such tenant. With respect to any Taxes which may be levied against or upon the Shopping Center, or which under the laws then in force may be evidenced by improvement or other bonds, or may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) and statutory interest payable in such year shall be included within the computation of the annual Taxes levied against the Shopping Center in such year.

         (c) The term "Floor Area" as used throughout this Lease shall mean the aggregate number of square feet of any area or areas for the exclusive use and occupancy by a tenant of Landlord, measured from the outside face of all walls at the perimeter of such area or areas other than walls separating one leasable area from another (and from the extensions thereof, in the case of openings) and from the center lines of walls separating one leasable space from another, and shall include, but not be limited to, restrooms, warehousing or storage areas, clerical or office areas and employee areas, but shall exclude the area of any mezzanines and any remote storage space. No deduction or exclusion from Floor Area shall be made by reason of columns, ducts, stairs, elevators, escalators, shafts, or other interior construction or equipment. The term "Leased and Occupied Floor Area" shall mean the Floor Area of all areas of the Shopping Center (as defined in Section 3.02) available for the exclusive use and occupancy by tenants of the Shopping Center which are occupied and open for business, excluding the Floor Area or other area of the following: a Major User or Major Users (as defined in Section 3.02); any space used or leased or held for use or lease as offices; any premises which may be used or leased for the operation of a U.S. Postal Service facility, police station or any other governmental facility, library, community room or child care center, or conference room or conference facilities; the space occupied by any and all kiosks, carts and temporary or short-term occupants in the Shopping Center; and any and all mall seating areas of restaurant and other similar occupants. Wherever this Lease requires Tenant to pay a share of charges by reference to the Floor Area of the Demised Premises, Tenant's share shall be calculated by reducing the aggregate amount of the charges by any and all payments in respect of the charges made to Landlord by tenants or occupants of the Floor Area or other space excluded from definition of Leased and Occupied Floor Area. References in this Lease to "Leased and Occupied Floor Area" for any calendar quarter or calendar year shall mean the average over such quarter or year of the Leased and Occupied Floor Area for the first day of each calendar month of the quarter or year. Leased and Occupied Floor Area shall not be applicable to the Opening Threshold or the Operation Threshold.

         (d) Payment of Tenant's share of Taxes shall be made in the following manner: From and after the Rent Start Date, and thereafter on the first day of each calendar month during the Term, Tenant shall pay to Landlord, in advance, an amount estimated by Landlord to be the monthly sum payable hereunder by Tenant. Landlord may adjust the monthly estimated sum at the end of each calendar quarter on the basis of Landlord's experience and anticipated costs and expenses. Following the end of the calendar year, fiscal year or tax year from time to time used by Landlord for calculating Tenant's share of Taxes, Landlord shall furnish Tenant a statement showing the total of the Taxes payable by Tenant for such year and the payments made by Tenant with respect to such period as set forth above. If the amount due as shown on any annual statement of Taxes exceeds Tenant's payments so made, Tenant shall pay Landlord the deficiency within twenty (20) days after Landlord sends Tenant a statement therefor. If said payments exceed the amount due, Tenant shall be entitled to offset the excess against any payments of Minimum Annual Rental next thereafter to become due to Landlord or shall, following the expiration of the Term, be entitled to a refund of such excess.

         (e) As used herein, the term "Taxes" shall mean and include the taxes and assessments levied and assessed upon the land, buildings, and improvements in the Shopping Center, including any form of tax or assessment, license fee, license tax, tax or excise on rent, or any other levy, charge, expense or other imposition imposed or required by any Federal, State, County or City authority having jurisdiction, or any political subdivision thereof, or any school, agricultural, lighting, drainage or other improvement or special assessment district (hereinafter individually and collectively referred to as "Governmental Agencies"), on any interest of Landlord and/or Tenant in the Shopping Center (including any legal or equitable interest of Landlord or its mortgagee), and/or the underlying land, including but not limited to: (i) any impositions (whether or not such impositions constitute tax receipts to Governmental Agencies) in substitution, partially or totally, of any impositions now or previously included within real property taxes, it being acknowledged by Landlord and Tenant that impositions may be imposed or required by Governmental Agencies to increase tax increments to Governmental Agencies, and for such services as fire protection, street, sidewalk and road maintenance, flood control, refuse removal and/or for other governmental services formerly provided without separate charge to property owners or occupants, including but not limited to the levies and assessments made as of the date hereof or hereafter in respect of the Denver Downtown Business Improvement District (it being the intention of Landlord and Tenant that all such new and/or increased impositions and all similar impositions be included within the definition of "Taxes" for the purposes of this Lease); (ii) any impositions allocable to or measured by the area of the Demised Premises or any rental payable hereunder, including without limitation, any gross income tax or excise tax levied by the Federal, State, County or City government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Demised Premises or any portion thereof; and (iii) any impositions upon this lease transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Demised Premises. Taxes shall also include any and all costs and expenses that may be incurred by Landlord in the event Landlord, in its discretion, either retains an attorney or consultant to investigate whether any impositions were properly owing in respect of the Shopping Center or to contest any impositions included within Taxes. In addition, Taxes shall include an amount equal to five percent (5%) of the aggregate amount of Taxes for each calendar year. Tenant shall have no right to require Landlord to contest any Taxes. Notwithstanding anything contained herein to the contrary, Taxes shall not include Landlord's income taxes. Additionally, notwithstanding anything contained herein to the contrary, any and all records relating to Taxes shall be kept for a period of three (3) years after the close of each calendar year and, upon thirty (30) days advance written notice, shall be available for inspection and audit by Tenant and its representatives during normal business hours at the principal place of business of Landlord or at another location in the United States designated by Landlord. Such audit shall not unreasonably interfere with Landlord's business.

         SECTION 5.03 PERCENTAGE RENTAL.

         (a) In addition to the Minimum Annual Rental and all other sums due under this Lease, Tenant shall pay, without notice or demand, a percentage rental (the "Percentage Rental") equal to the Percentage Rate (as specified in ARTICLE 1 hereof) multiplied by the excess, if any, of (i) the amount of Net Sales (as the term "Net Sales" is defined in Section 5.08) for the calendar year, over (ii) the Annual Breakpoint for the calendar year specified in ARTICLE
1. Periodic payments of Percentage Rental shall be payable in the manner and at such time as hereinafter provided at the address specified in ARTICLE 1, or at such other place where Landlord may from time to time designate and, except as may be otherwise expressly provided herein, shall be paid without any deduction, offset, counterclaim, or abatement. Subject to Landlord's right to audit Tenant's statement of Net Sales as provided in Section 5.04, the monthly statements of Net Sales required by such Section shall be used to compute the amount of Percentage Rental.

         (b) Installments of Percentage Rental shall be computed and payable each calendar quarter. On or before the twentieth (20th) day following the last day of the calendar quarter, Tenant shall pay to Landlord an amount equal to the following: (i) the Percentage Rate multiplied by the excess, if any, of (A) the amount of all Net Sales during the calendar year through and including those made during the quarter for which the installment of Percentage Rental is being calculated, over (B) an amount (the "Cumulative Quarterly Breakpoint") equal to the product of one fourth (1/4th) of the Annual Breakpoint (the "Quarterly Breakpoint") multiplied by the number of quarters ended in the calendar year through and including the quarter for which the installment of Percentage Rental is being calculated; as reduced by (ii) the amount, if any, of installments of Percentage Rental previously paid by Tenant for the calendar year.

         (c) In the event this Lease shall commence on a day other than the first day of a calendar quarter, Tenant's Net Sales for such partial quarter shall be added to the next following calendar quarter, and the Quarterly Breakpoint for such following quarter shall be increased by a number which shall be the product of the Quarterly Breakpoint times a fraction the numerator of which is the number of days from the Rent Start Date to the end of the calendar quarter and the denominator of which is ninety (90). In the event this Lease shall commence during the last calendar quarter of any year, then the Net Sales for such partial calendar quarter shall be added to the Net Sales for the first calendar quarter of the next calendar year, and the Quarterly Breakpoint for such first calendar quarter, the Cumulative Quarterly Breakpoint for subsequent calendar quarters in such year and the Annual Breakpoint for such year shall be increased by an amount equal to the product of the Quarterly Breakpoint times a fraction, the numerator of which is the number of days from the Rent Start Date to the end of the calendar quarter in which it commenced and the denominator of which is ninety (90). If the first or last year of this Lease is less than a full calendar year, the Annual Breakpoint for said year shall be reduced in the same proportion as such partial calendar year bears to a full calendar year (based on a 360 day year and the actual number of days in such partial calendar year).

         (d) If at the end of the calendar year, the total amount of Percentage Rental paid by Tenant based on Net Sales for such calendar year exceeds the total amount of Percentage Rental required to be paid by Tenant, Tenant shall receive a credit equal to such excess, which may be offset by Tenant against any payments of Minimum Annual Rental next thereafter becoming due hereunder, or Tenant shall, following the expiration of the Term, be entitled to a refund of such excess. If at the end of any calendar year, the total amount of periodic installments of Percentage Rental paid by Tenant based on Net Sales for such calendar year is less than the total amount of Percentage Rental required to be paid, Tenant shall pay the amount of such deficiency on or before the thirtieth
(30th) day after the last day of such calendar year. Tenant's obligation to pay such deficiency shall survive the expiration or termination of this Lease.

         (e) For purposes of computing the Percentage Rental due for any period during which Tenant shall not have continuously operated its business in the Demised Premises on all days and during all hours required by this Lease, the Annual Breakpoint, Cumulative Quarterly Breakpoint and Quarterly Breakpoint shall be decreased proportionately in accordance with the number of full or partial days within such period that Tenant did not operate its business at the Demised Premises as so required.

         SECTION 5.04 STATEMENT OF NET SALES AND AUDITS OF NET SALES.

         (a) Tenant shall submit to Landlord a written monthly statement of Net Sales within twenty (20) days after the close of each calendar month, and a written annual statement of Net Sales, including a monthly breakdown of Net Sales, within thirty (30) days after the close of each calendar year. For the third and any and each subsequent time that Tenant shall fail to submit when due a monthly or annual statement of Net Sales, after notice from Landlord and five
(5) days to cure such failure, Tenant shall pay to Landlord as Additional Rental the sum of $200.00. Landlord and Tenant agree that such amount shall be paid in consideration of the reasonably anticipated administrative costs of obtaining and processing any late statements of Tenant and that Landlord shall, notwithstanding the payment of such amount, be entitled to exercise its rights and remedies herein provided by reason of Tenant's failure to submit statements of Net Sales as herein required.

         (b) Each such statement of Net Sales shall include, among the other appropriate items, Tenant's "Gross Sales," as the term is defined in Section 5.08, and all deductions or exclusions used to calculate Tenant's "Net Sales," as the term is defined in Section 5.08. Each annual statement of Net Sales shall be signed by Tenant or, if Tenant is a corporation, by an executive officer of Tenant. The annual statement of Net Sales shall include a month-by-month breakdown of Net Sales for the year, shall supersede the monthly statements of Net Sales for the same calendar year and shall be utilized to compute the amount of the Percentage Rental due for the calendar year. Any additional Percentage Rental due Landlord as a result of such a reconciliation shall be due and payable within twenty (20) days after Landlord sends Tenant an invoice for any additional Percentage Rental due. Any overpayment of Percentage Rental for a calendar year may be offset by Tenant against any payments of Minimum Annual Rental next thereafter becoming due hereunder, and Tenant shall, following the expiration of the Term, be entitled to a refund of such overpayment.

         (c) Tenant shall record at the time of sale, in the presence of the customer, all receipts from sales or other transactions, whether cash or credit, in cash registers or in point-of-sale terminals that record a cumulative total and number consecutive purchases. Tenant shall keep (i) full and accurate books of account and records in accordance with generally accepted accounting principles consistently applied, (ii) all such cash register receipts or point-of-sale terminal records with regard to the Gross Sales and Net Sales, credits, refunds and other pertinent transactions made from or upon the Demised Premises (including the Gross Sales of any subtenant, licensee or concessionaire) and (iii) detailed original records of any exclusions or deductions from Gross Sales (including any exclusions or deductions from Gross Sales of any subtenant, licensee or concessionaire). Such books, receipts and records shall be kept for a period of three (3) years after the close of each calendar year and, upon thirty (30) days advance written notice, shall be available for inspection and audit by Landlord and its representatives at the Demised Premises or at another location in the United States designated by Tenant at all times during regular business hours. In addition, upon request of Landlord, Tenant agrees to furnish to Landlord a copy of Tenant's state and local sales and use tax returns. The receipt by Landlord of any statement or any payment of Percentage Rental for any period shall not bind it as to the correctness of the statement or the payment. Landlord shall, within three (3) years after the receipt of any such statement, be entitled to an audit of such Gross Sales and Net Sales (including the Gross Sales and Net Sales of any subtenant, licensee or concessionaire). Such audit shall be conducted by an agent of Landlord during normal business hours at the principal place of business of Tenant or at another location in the United States designated by Tenant. Such audit shall not unreasonably interfere with Tenant's business. If it shall be determined as a result of such audit that there has been a deficiency in the payment of Percentage Rental, then upon written notice to Tenant such deficiency shall become immediately due and payable with interest at the Interest Rate specified in Section 5.06 from the date when said payment was due. In addition, if Tenant's statement for the pertinent calendar year shall be found to have understated Net Sales by more than two percent (2 %), then Tenant shall pay to Landlord all reasonable costs and expenses incurred by Landlord in determining and collecting the understatement or underpayment including, without limitation, the cost of such audit plus ten percent (10%) of the amount of any deficiency in the payment of Percentage Rental disclosed by the audit, as reimbursement for administrative costs in connection with the audit. Landlord and Tenant agree that such ten percent (10%) administrative fee shall be paid as liquidated damages and represents a reasonable sum considering all of the circumstances existing on the date of this Lease, including the relationship of such sum to the range of damage to Landlord that could be reasonably anticipated from Tenant's understatement of Net Sales and that proof of actual damages would be costly or inconvenient to determine. Any information gained from such statements or inspection shall be confidential and shall not be disclosed other than to carry out the purposes hereof; provided, however, Landlord shall be permitted to divulge the contents of any such statements in connection with any financing arrangements or assignments of Landlord's interest in the Demised Premises or in connection with any administrative or judicial proceedings in which Landlord is involved.

         (d) In the event that with respect to any calendar year, Tenant shall fail to (i) keep adequate records as required in this Section 5.04, and/or (ii) produce for Landlord's review, information and books relating to Tenant's Net Sales, as required in this Lease, and/or (iii) file written statements of Net Sales within the time prescribed herein, and any such failure continues for a period of fifteen (15) days after written notice from Landlord to Tenant, then Tenant shall be required to pay the cost of any audit performed by Landlord for the purpose of determining Tenant's Net Sales for such calendar year, plus ten percent (10%) of same as reimbursement for administrative costs in connection with the audit.

         SECTION 5.05 ADDITIONAL RENTAL. Tenant shall pay, as additional rental, all rentals, charges and other sums of money required to be paid by Tenant under this Lease (all such rentals, charges and sums other than Minimum Annual Rental being referred to in this Lease as "Additional Rental"), whether or not the same be designated "Additional Rental." If such amounts are not paid at the time provided in this Lease, they shall nevertheless be collectible, together with any interest or late charges provided for herein, as Additional Rental with the next installment of Minimum Annual Rental thereafter falling due, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord. Landlord's invoice or demand for any Additional Rental hereunder may be made by regular mail, notwithstanding the provisions hereof concerning notices. Where the time for payment of any Additional Rental is not specified herein, the same shall be due and payable twenty (20) days after Landlord's invoice or demand is given.

         SECTION 5.06 FAILURE TO PAY RENTALS. If Tenant shall fail to pay, when the same is due and payable, any installment of Minimum Annual Rental or any Additional Rental due under this Lease, any and all amounts not so paid shall bear interest from the date due to the date of payment at the rate (the "Interest Rate") equal to the lesser of (a) the rate from time to time announced by The Bank of America, NT & SA, or its successors as its prime or reference rate plus two percent (2%) per annum or (b) the maximum lawful rate. In addition to such interest, Tenant acknowledges that the late payment by Tenant of any monthly installment of Minimum Annual Rental or any Additional Rental will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which costs being extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administrative and collection costs, and processing and accounting expenses. Therefore, if any installment or payment is not received by Landlord from Tenant within ten (10) days after the same is due, Tenant shall immediately pay to Landlord a late charge equal to $200.00. Landlord and Tenant agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date of this Lease, including the relationship of the sum to the loss to Landlord that could reasonably be anticipated by such nonpayment by Tenant, and the anticipation that proof of actual costs would be costly or inconvenient. Acceptance of this late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor shall it prevent Landlord from exercising all other rights and remedies available to Landlord under this Lease. If Landlord receives three (3) or more checks presented by or on behalf of Tenant during the Term which are not honored by the bank or other financial institution on which they are drawn, Tenant agrees that all subsequent amounts owing pursuant to this Lease shall be paid either by bank certified or cashiers checks. Tenant shall pay to Landlord the amount of service and other charges resulting from the dishonor of any checks presented by or on behalf of Tenant.

         SECTION 5.07 ADDRESS FOR PAYMENTS. All Minimum Annual Rental and Additional Rental shall be paid by Tenant to Landlord at the address set forth for rental payments in ARTICLE 1 or at such other place or places as may from time to time be designated by Landlord in writing at least twenty (20) days prior to the next ensuing payment date.

         SECTION 5.08 DEFINITION OF "GROSS SALES" AND "NET SALES". The term "Gross Sales" of Tenant, as used in this Lease, is defined to be the gross selling price of all merchandise or services sold in or from the Demised Premises by Tenant, its subtenants, licensees and concessionaires, whether for cash or on credit and whether made by store personnel or by approved vending machines or otherwise. The term "Net Sales" of Tenant, as used in this Lease, is defined to be the Gross Sales, excluding the following:

         (a) The selling price of all merchandise returned by customers and accepted for full credit or the amount of discounts and allowances made thereon;

         (b) Goods returned to sources or transferred to another store or warehouse owned by or affiliated with Tenant;

         (c) Sums and credits received in the settlement of claims for loss of or damage to merchandise to the extent previously reported as Net Sales;

         (d) The price allowed on all merchandise traded in by customers for credit to the extent the credit given is in excess of the value of the merchandise traded in, or the amount of credit for discounts and allowances made in lieu of acceptance thereof;

         (e) Alteration workroom charges and delivery charges, if the amount of any such charge received by Tenant is no greater than Tenant's cost of providing the service;

         (f) Cash refunds made to customers in the ordinary course of business, but this exclusion shall not include any amount paid or payable for what are commonly referred to as trading stamps;

         (g) Receipts from any public telephones, stamp machines or public toilet locks installed with Landlord's approval in areas not open to the public;

         (h) Sales taxes, liquor taxes specific to the sale at retail, so-called luxury taxes, consumers' excise taxes, gross receipts taxes and other similar taxes now or hereafter imposed upon the sale of merchandise or services, but only if collected separately from the selling price of merchandise or services and collected from customers;

         (i) Employee sales, meals, discounts, but in no event shall such sales exceed two percent (2%) of Gross Sales;

         (j) Catalog or Internet sales generated outside of the Demised Premises, but in no event shall such sales exceed two percent (2%) of Gross Sales;

         (k) Amounts received by Tenant for settlement of any claim unrelated to the sale of goods and services of Tenant;

         (l) Charges for customer service, including deliveries, repairs, installations, alterations and costs for use of credit cards, but in no event to exceed two percent (2%) of Gross Sales;

         (m) Interest, service, carrying charges or charges for layaway (in excess of the sale price of any such goods), but in no event to sales exceed two percent (2%) of Gross Sales;

         (n) Gift certificates until redeemed and gift certificates redeemed at another location;

         (o) Sales of fixtures, equipment or property which are not Tenant's stock in trade.

All sales that are originated, solicited or filled at or from the Demised Premises will be considered as made and completed therein, even though bookkeeping and payment of the account may be transferred to another place for collection and even though actual filling of the sale or service order and actual delivery of the merchandise may be made from a place other than the Demised Premises. Each sale upon installment or credit shall be treated as a sale for the full cash price at the time of sale,

ARTICLE 6
UTILITIES SERVICES

         SECTION 6.01 TENANT TO PAY CHARGES. Tenant agrees to pay, before delinquency, all fees and charges for water, gas, electricity, sewers, heat, hot and chilled water, rubbish and garbage collection and any and all other similar charges incurred by Tenant with respect to and during its occupancy of the Demised Premises, including but not limited to use, connection, hook-up and standby fees and penalties for discontinued or interrupted service. Said charges shall be paid directly to the entity collecting the same. In the event Landlord supplies any such utilities or services, then in addition to the Minimum Annual Rental and other sums specified in this Lease, Tenant shall pay, as Additional Rental, pursuant to Section 5.05 hereof, monthly, on the first day of each month, a utility charge established by Landlord for utilities furnished or services provided to the Demised Premises. Notwithstanding the foregoing, the utility charge established by Landlord shall not exceed the retail rate established by the public utility company. In the event Tenant fails to pay any such amount to Landlord within ten (10) days from the date such payments are due, and such failure continues for a period of ten (10) days after written notice from Landlord to Tenant, Landlord may, until all such amounts are paid in full, cut off and discontinue, without further notice to Tenant, any such utilities furnished to the Demised Premises by Landlord. In the event Landlord does not provide any or all of such utilities or services, Tenant agrees, at its own expense, to pay to the appropriate company the cost for all such utilities used upon the Demised Premises from and after the Date of Possession. If any such charges are not paid when due, Landlord may, but shall not be required to, pay the same and any amount so paid by Landlord shall immediately thereafter become due to Landlord from Tenant as Additional Rental.

         SECTION 6.02 FAILURE OR INTERRUPTION. Except for the gross negligence or willful misconduct on the part of Landlord or its agents, Landlord shall not be liable to Tenant for any loss, damage or expense which Tenant may sustain in the event that any utility or other service provided or to be provided to the Demised Premises is not available or shall fail or be interrupted or curtailed from any cause whatsoever, nor shall any such unavailability, failure, interruption or curtailment constitute constructive eviction of Tenant or excuse or relieve Tenant from its obligations pursuant to this Lease, except that Tenant shall not be required to operate its business at the Demised Premises for any period that the Demised Premises are untenantable by reason of such unavailability, failure, interruption or curtailment. Landlord shall not have any obligation except as may be otherwise specifically provided in this Lease to provide to Tenant any utility service or any facilities for the delivery thereof to the Demised Premises.

         SECTION 6.03 CONSERVATION. Tenant shall comply with the conservation, use and recycling policies and practices from time to time established by Landlord for the use of utilities and services supplied by Landlord, and the utility charges payable by Tenant hereunder may include such excess usage penalties or surcharges as may from time to time be reasonably established by Landlord for the Shopping Center. Upon thirty (30) days written notice from Landlord to Tenant, Landlord may reduce the utilities supplied to the Demised Premises and the Common Areas as required or permitted by any mandatory or voluntary water, energy or other conservation statute, regulation, order or allocation or other program.

ARTICLE 7
INDEMNITY

         SECTION 7.01 LIABILITY AND INDEMNIFICATION. Tenant covenants with Landlord that Landlord shall not be liable for any damage or liability of any kind or for any injury to or death of persons, or damage to property of Tenant or any other person occurring from and after delivery of possession of the Demised Premises, from any cause whatsoever, by reason of the use, occupancy and enjoyment of the Demised Premises by Tenant or any person thereon or holding under Tenant, including, but not limited to, damages resulting from any labor dispute, and that Tenant shall indemnify, defend, protect and save Landlord harmless from all losses, costs, damages, claims and liability whatsoever on account of any such real or claimed damage or injury and from all liens, claims and demands arising out of the use of the Demised Premises and its facilities, or any repairs, alterations or improvements which Tenant may make or cause to be made upon the Demised Premises, or on account of Tenant's negligence or Tenant's failure to perform its obligations set forth herein, but Tenant shall not be liable for damage or injury occasioned by the gross negligence or willful misconduct of Landlord or its designated agents, servants or employees, unless covered by insurance Tenant is required to provide. This obligation to indemnify shall include reasonable attorneys' fees and investigation costs and all other reasonable costs, expenses and liabilities incurred in connection therewith. Tenant shall use best efforts to prevent any violation by Tenant of the exclusive rights and restrictions contained in the Lease between Landlord and Maggiano's Little Italy and Corner Bakery ("Maggiano's") dated September 26, 1997 ("Lease"), the First Addendum to Lease between Landlord and Wolfgang Puck Food Company, L.P. ("Wolfgang Puck"), dated February 16, 1996 ("Addendum"), and the Fourth Amendment to Lease between Landlord and Wolfgang Puck dated January 15, 1998. Copies of the relevant provisions of the Lease and Addendum are attached hereto as Addendum No. 2.

ARTICLE 8
WAIVER OF SUBROGATION

         SECTION 8.01 MUTUAL WAIVER. Landlord and Tenant hereby waive any rights each may have against the other and Tenant hereby waives any rights it may have against any of the parties to the Agreement referred to in ARTICLE 10 hereof, on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, or their respective property, the Demised Premises, its contents or to the other portions of the

Shopping Center, arising from any risk which is covered by the property insurance actually maintained by the other party or, if not covered, which the other party is obligated to insure or self-insure under this Lease; and the parties each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that it may have against Landlord or Tenant, as the case may be. Tenant, on behalf of its insurance companies insuring the Demised Premises, its contents, Tenant's other property or other portions of the Shopping Center, waives any right of subrogation which such insurer or insurers may have against any of the parties to the Agreement referred to in ARTICLE 10 hereof. The foregoing waivers of subrogation shall be operative only so long as available in the State where the Shopping Center is situated and provided further that no such policy is invalidated thereby.

ARTICLE 9
INSURANCE

         SECTION 9.01 TENANT OBLIGATIONS. Tenant covenants and agrees that from and after delivery of possession of the Demised Premises, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

         (a) LIABILITY. A comprehensive general liability or commercial general liability policy, including insurance against assumed or contractual liability under this Lease with respect to the Demised Premises and the operations of Tenant and any subtenants on or about the Demised Premises in which the limits with respect to personal liability and property damage shall not be less than Two Million Dollars ($2,000,000.00), such insurance including, without limitation, host liquor liability coverage and, if Tenant engages in the sale of alcoholic beverages in or from the Demised Premises, so-called dram shop liability coverage.

         (b) PLATE GLASS. Insurance covering all plate glass on the Demised Premises. Tenant shall have the option either to insure this risk or to self-insure.

         (c) MACHINERY. Machinery insurance on all air conditioning equipment and systems primarily or exclusively serving the Demised Premises. If the said objects and the damage that may be caused by them or result from them are not covered by Tenant's extended coverage insurance, then the insurance specified in this subSection (c) shall be in an amount not less than One Hundred Thousand Dollars ($100,000.00). If Tenant requires boilers or other pressure vessels to serve the Demised Premises, they shall also be insured in the amount required by this subsection.

         (d) TENANT IMPROVEMENTS. All-risk property insurance covering all of the leasehold improvements existing in the Demised Premises, whether constructed by Tenant, a prior tenant or Landlord, as well as all trade fixtures, merchandise and personal property from time to time in, on or upon the Demised Premises, in an amount of not less than ninety percent (90%) of their full replacement cost from time to time during the Term and in an amount sufficient to avoid coinsurance, providing protection against any peril included in the classifications "Fire and Extended Coverage" and "Special Form Coverage," including insurance against sprinkler damage, vandalism, malicious mischief and theft. Any policy proceeds payable in respect of Tenant's trade fixtures, merchandise and personal property shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of ARTICLE 20 hereof.

         (e) CONSTRUCTION. The insurance coverages specified in Exhibit "C" hereto, both in connection with the Tenant's Work specified therein and in connection with any and all remodeling, alterations, additions and improvements made by Tenant during the Term.

         SECTION 9.02 FORM OF TENANT'S POLICIES. All policies of insurance carried by Tenant pursuant hereto shall be issued by insurance companies which have a Best's Rating of "A" or better and are included within Best's Financial Size "Class VIII" or larger in the most current available "Best's Insurance Reports," and which are qualified to do business in the State where the Shopping Center is situated and shall not contain a deductible unless such deductible is reasonably related to Tenant's net worth and is expressly approved in writing by Landlord, which shall not be unreasonably withheld. Landlord, Landlord's managing agent or agents, and any and all other persons or entities having any interest in the Shopping Center designated by Landlord shall be named as "additional insured" on Tenant's policies. Executed copies of such policies of insurance or certificates thereof shall be delivered to Landlord within ten (10) days after delivery of possession of the Demised Premises, and thereafter executed copies of renewal policies or certificates thereof shall be delivered to the Landlord within thirty (30) days prior to the expiration of the term of each such policy. All liability policies shall contain a provision that Landlord, although named as an additional insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Tenant. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured or maintained by Tenant in like manner and to like extent. All policies of insurance or certificates thereof delivered to Landlord must specify thereon the amount of deductible, if any, and shall contain a provision that the company writing the policy shall give to Landlord thirty (30) days notice in writing in advance of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. All liability and property damage and other casualty policies shall be written as primary policies, not contributing with, and not in excess of coverage which Landlord may carry.

         SECTION 9.03 LANDLORD RIGHT TO PROCURE. In the event that Tenant fails to procure, maintain and/or pay for, at the times, for the duration and on the terms specified in this ARTICLE 9, any insurance herein required or fails to carry insurance required by law or governmental regulation, Landlord may (but shall have no obligation to) at any time or from time to time, without notice, procure such insurance and pay the premiums therefor, in which event Tenant shall repay Landlord all sums paid by Landlord together with interest thereon as provided elsewhere herein and any costs or expenses incurred by Landlord in connection therewith within twenty
(20) days following Landlord's written demand to Tenant for such payment.

         SECTION 9.04 BLANKET POLICIES. Notwithstanding anything to the contrary contained in this ARTICLE 9, any insurance carried by Tenant pursuant to Section
9.01 may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that Landlord shall be named as an additional insured thereunder as its interest may appear, that any general aggregate limit under Tenant's liability policy shall apply separately to the Demised Premises and to each other location of Tenant, and that the coverage afforded Landlord shall not be reduced or diminished by the use of such blanket policy of insurance, and provided further that the requirements set forth herein are otherwise satisfied. Tenant agrees to permit Landlord at all reasonable times to inspect any policies of insurance of Tenant which policies or copies thereof are not delivered to Landlord.

         SECTION 9.05 INCREASE IN INSURANCE LIMITS. Landlord shall have the right from time to time during the Term by written notice to Tenant to increase the limits of insurance Tenant is required to carry hereunder, provided that Landlord shall not increase such limits above those from time to time typically required in new leases of similar premises located in the Shopping Center.

         SECTION 9.06 LANDLORD OBLIGATIONS. Landlord shall at all times from and after delivery of possession of the Demised Premises maintain in effect a policy or policies of insurance covering the improvements in the Shopping Center, excluding at Landlord's option any or all leasehold improvements of Tenant or other tenants or occupants of the Shopping Center, in an amount not less than ninety percent (90%) of full replacement cost (exclusive of the cost of excavations, foundations and footings) from time to time during the Term, providing protection against any peril generally included in the classification "Fire and Extended Coverage" or the classification "Special Form Coverage" and, at Landlord's option, "Difference in Condition" coverages (such as flood, collapse, subsidence or burglary coverage and any other coverage deemed prudent by Landlord), including but not limited to insurance against loss of rental income, sprinkler leakage damage, vandalism and malicious mischief. Landlord's obligation to carry the insurance provided for herein may be brought within the coverage of any so-called blanket policy or policies of insurance, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy of insurance. Tenant agrees to pay to Landlord a share of "Insurance Expenses," which shall mean and include the cost to Landlord of the insurance maintained by Landlord under this Section 9.06, including, but not limited to, the reasonable costs, fees and expenses incurred by Landlord in connection with arranging, procuring and maintaining such insurance. Insurance Expenses shall be paid to Landlord as part of the Operating Expenses pursuant to
ARTICLE 19, upon all the terms and conditions set forth therein. In the event that Landlord does not provide insurance pursuant to this Section 9.06 covering any premises within the Shopping Center, any amounts paid by the tenant of such premises for its own insurance shall not be included within Insurance Expenses, and the Floor Area of such premises shall not be included within the Leased and Occupied Floor Area of the Shopping Center for purposes of determining the amount payable by Tenant in respect of Insurance Expenses.

         SECTION 9.07 INCREASE IN INSURANCE RATES. Tenant agrees that it will not, at any time during the Term, carry any stock or goods or do anything in or about the Demised Premises which will in any way tend to increase the insurance rates upon any insurance from time to time carried by Landlord in respect of the Shopping Center. Tenant agrees to pay to Landlord forthwith upon demand the amount of any increase in premiums for insurance against loss by fire or other casualty that may be charged during the Term on the insurance carried by Landlord on the improvements of which the Demised Premises are a part resulting from the foregoing or from Tenant doing any act in or about said Demised Premises which does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant. If Tenant installs upon the Demised Premises any electrical equipment which constitutes an overload of the electrical lines of the Demised Premises, Tenant shall, at its own expense, make whatever changes are necessary to comply with the requirements of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord's consent to such overloading. Tenant shall, at its own expense, comply with all requirements of the insurance underwriters or any governmental authority having jurisdiction thereover which are necessary for the maintenance of reasonable all-risk property insurance for the Demised Premises, including the installation of fire extinguishers or automatic dry chemical extinguishing systems.

ARTICLE 10
QUIET ENJOYMENT

         SECTION 10.01 LANDLORD'S COVENANT. Landlord, subject to the provisions hereafter set out, warrants that Tenant shall have quiet possession of the Demised Premises throughout the Term, provided Tenant is not in default in performance of any of the covenants or conditions of this Lease. Tenant expressly acknowledges and agrees that Tenant's right to quiet possession of the Demised Premises shall not preclude Landlord's right to make changes and additions to the Shopping Center and to do work in the Demised Premises as permitted by this Lease; provided, any such changes or additions shall be subject to any applicable notice and cure periods and shall not unreasonably interfere with Tenant's business. Landlord covenants that there are no liens upon its estate which may affect Tenant's occupancy other than the effect of any covenants, conditions, restrictions, easements and rights of way of record, including but not limited to any reciprocal easement agreement relating to the Shopping

Center, as amended from time to time, referred to in this Lease as the "Agreement," and any easements, mortgages, deeds of trust and other matters and documents of record, but Landlord covenants that none of the above nor amendments thereto shall prevent Tenant from using the Demised Premises for the purposes set forth in ARTICLE 1 of this Lease. Tenant agrees that (i) as to its leasehold estate it, and all persons in possession or holding under it, shall conform to and shall not violate the terms of the Agreement or said matters of record and (ii) this Lease is subordinate to the Agreement and any amendments or modifications from time to time made to the Agreement.

ARTICLE 11
TENANT REMODELING AND ALTERATIONS

         SECTION 11.01 GENERAL REQUIREMENTS.

         (a) The general requirements of this Section 11.01 shall apply to all labor, materials, equipment and work of any kind provided, installed, used or incorporated in or at the Demised Premises at any time, which are collectively referred to in this Lease as "Tenant Improvements," including the Tenant's Work specified in Exhibit "C" and work done pursuant to Section 11.02 or Section 11.03.

         (b) Tenant shall submit to Landlord at least ninety (90) days prior to starting any Tenant Improvements pursuant to Section 11.03 hereof a complete set of plans and specifications prepared in accordance with Exhibit "C," with the planned starting and completion dates for the Tenant Improvements, and, if applicable or appropriate, a warranty and certification, from an architect licensed to practice in the State in which the Shopping Center is located, that the plans and specifications comply with all applicable laws, statutes, ordinances, building codes and regulations.

         (c) Any and all Tenant Improvements shall strictly comply with the plans and specifications accepted by the Landlord as well as with all applicable laws, statutes, ordinances, building codes and regulations, including but not limited to the Americans With Disabilities Act of 1990 and other similar laws from time to time in effect. Any and all Tenant Improvements shall be new unless otherwise expressly provided by the plans and specifications accepted by Landlord. Any and all Tenant Improvements shall be of good quality, free from defaults and defects, and completed in a good workmanlike manner. Any and all Tenant Improvements shall be designed and constructed in full compliance with the criteria specified in or delivered pursuant to Exhibit "C" hereto. Any and all Tenant Improvements, once started, shall be diligently worked upon until completed. As required by the State, any and all Tenant Improvements shall be performed under the supervision of a competent architect or competent licensed structural engineer licensed to practice in the State in which the Shopping Center is located. Any and all Tenant Improvements shall be performed and completed (i) without obstructing the access to any and all other businesses in the Shopping Center, (ii) without unnecessarily inconveniencing pedestrian or vehicular traffic in the Common Areas of the Shopping Center, and (iii) without any excessive noise or other unreasonable interference or obstruction being experienced in the Common Areas or in any business in the Shopping Center.

         (d) Tenant shall carry the insurance required by Section 9.01 covering any and all Tenant Improvements and shall, during the construction thereof, also carry the insurance specified in Exhibit "C." Landlord shall not be required, and Landlord will not, insure any or all Tenant Improvements under the insurance policy it may carry upon the building in which the Demised Premises are located, and Landlord shall not be required under any provision for the reconstruction of the Demised Premises to reconstruct any or all Tenant Improvements.

         (e) Tenant shall deliver to Landlord five (5) days before starting any and all Tenant Improvements a copy of any and all building permits that may be required by any and all Governmental Agencies having jurisdiction over the Tenant Improvements. Tenant shall record a notice of completion in the office of the County Recorder where the Shopping Center is located immediately upon completion of any and all Tenant Improvements. Within fifteen (15) days after completing any and all Tenant Improvements and before opening for business with the public, Tenant shall deliver to Landlord copies of all certificates evidencing the approvals of the completed Tenant Improvements and a final certificate of occupancy for the Demised Premises by any and all Governmental Agencies issuing the permits, together with copies of unconditional waivers and releases of liens from all persons performing labor or supplying services in connection with the Tenant Improvements.

         (f) Except for Tenant's trade fixtures, any and all of the Tenant Improvements and other improvements in and to the Demised Premises, whether made by or for Tenant or a prior tenant, shall become a part of the Demised Premises and shall not be removed upon the expiration or termination of this Lease except as specifically permitted or required by the provisions of this Lease. Upon the expiration or termination of this Lease, Tenant, at its expense, shall restore the Demised Premises to a safe condition.

         SECTION 11.02 PERIODIC REFURBISHMENT. [INTENTIONALLY DELETED]

         SECTION 11.03 TENANT ALTERATIONS.

         (a) Tenant may make Tenant Improvements to the Demised Premises from time to time as necessary or convenient for Tenant's purposes, subject to the limitations herein provided. Any and all Tenant

Improvements shall be made at Tenant's own expense, and no Tenant Improvements shall diminish the value of the Demised Premises.

         (b) Tenant shall not perform any or all of the following Tenant Improvements without obtaining Landlord's prior written approval, which approval may not be unreasonably withheld: (i) any Tenant Improvements costing in excess of Twenty-Five Thousand and no 00/100 Dollars ($25,000.00), (ii) any Tenant Improvements involving structural alterations or additions, (iii) any Tenant Improvements materially affecting the exterior storefront, the mechanical system, the exterior walls, or the roof of the Demised Premises, (iv) any Tenant Improvements that erect or increase the size of an existing mezzanine, or (v) any Tenant Improvements that require or result in any penetration into or through the roof or the floor of the Demised Premises. Tenant shall give Landlord at least ten (10) days written notice prior to starting any Tenant Improvements in excess of Ten Thousand and 00/100 Dollars ($10,000.00), whether or not Landlord's approval thereof is required by this Lease.

ARTICLE 12
MECHANICS' LIENS

         SECTION 12.01 NO LIENS PERMITTED. Tenant agrees that it will pay or cause to be paid all costs for work done by it or caused to be done by it in the Demised Premises, and Tenant will keep the Demised Premises and the Shopping Center free and clear of all mechanics' liens and other liens on account of work done for Tenant or persons claiming under it. Tenant agrees to and shall indemnify, defend and save Landlord free and harmless against any and all liability, loss, damage, costs, attorneys' fees and all other expenses on account of claims of lien of laborers or materialmen or others for work performed or materials or supplies furnished for Tenant or persons claiming under it. In addition, Tenant shall keep Tenant's leasehold interest and any of those improvements to the Demised Premises which are or become property of Landlord pursuant to this Lease free and clear of all liens of attachment or judgment liens.

         SECTION 12.02 RELEASE OF LIEN CLAIMS. If any claim of lien is recorded, Tenant shall, within twenty (20) days after written notice thereof is given to Tenant by the claimant, Landlord or any other person, cause to be issued and filed in accordance with applicable law a bond of a responsible corporate surety in such amount and such form as may be required by law to release Landlord, the Demised Premises and the Shopping Center from said lien or any other remedy available at law. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant shall immediately pay and satisfy the same. If any mechanics' lien or other lien claim shall at any time be made against Landlord, the Demised Premises or the Shopping Center, and Tenant shall not have caused to be issued and filed a bond to protect the property and Landlord against such claim of lien, Landlord may (but shall not be so required to) pay the said claim or cause a bond to be filed discharging the same, and any payments, costs and expenses, including reasonable attorneys' fees, paid or incurred in connection therewith, shall be immediately due and owing from Tenant to Landlord, and Tenant shall pay the same to Landlord with interest at the Interest Rate specified in Section 5.06 from the dates such amounts were paid or incurred. If Landlord shall elect to post a bond in respect of any lien recorded against the Demised Premises or the Shopping Center by reason of Tenant's default under this ARTICLE 12, and such default continued for a period of ten
(10) days after notice from Landlord to Tenant, Tenant agrees to pay to Landlord an administration and processing charge of $1,000.00 and also to pay the bond premiums, charges, expenses and fees, including reasonable attorneys' fees, incurred by Landlord. Should any claim of lien be filed against the Demised Premises or any action affecting the title to such property be commenced, the party receiving notice of such lien or action shall forthwith give the other party written notice thereof.

         SECTION 12.03 INSPECTION AND NOTICES. Landlord or its representatives shall have the right to go upon and inspect the Demised Premises at all reasonable times upon reasonable advance notice and shall have the right to post and keep posted thereon notices of non-responsibility or such other notices which Landlord may deem to be proper for the protection of Landlord's interest in the Demised Premises and the Shopping Center. Tenant shall, before the commencement of any work which might result in any such lien, give to Landlord written notice of its intention to do so at least fifteen (15) days before commencing work to enable the posting of such notices.

ARTICLE 13
OPERATION OF TENANT'S BUSINESS; COMMON AREAS; SECURITY

         SECTION 13.01 USE OF THE DEMISED PREMISES.

         (a) Tenant shall use the Demised Premises solely for the purposes and under the trade name specified in ARTICLE 1. Tenant shall not use or permit the Demised Premises or any part thereof to be used for any other purposes or under any other trade name whatsoever without the prior written consent of Landlord which shall not be unreasonably withheld. Tenant shall not, without the prior written consent of Landlord (which consent shall be granted or withheld in Landlord's sole business judgment), sell merchandise from vending machines or allow any coin or token operated vending or gaming machines on the Demised Premises, except that Tenant may install vending machines in areas of the Demised Premises not open to the public for use exclusively by Tenant's employees. Notwithstanding the foregoing, Tenant may install pay phones and toilet machines in the Demised Premises. Tenant further covenants and agrees that it will not use or suffer or permit any person or persons to use the Demised Premises or any part thereof for conducting therein a second-hand store, auction, distress or fire sale, bankruptcy sale, inventory liquidation sale, or lost-our-lease, moving or other going-out-of-business sale, or for any use or purpose in violation of the laws of the United States of America, or the laws, ordinances, regulations and requirements of the State, County and City where the Shopping Center is situated, or of other lawful authorities, and that during the Term the Demised Premises, and every part thereof, shall be kept by Tenant in a clean and wholesome condition, free from any objectionable noises, odors or nuisances, and that all applicable laws, statutes, ordinances and regulations affecting or applicable to the Demised Premises or the cleanliness, safety, occupancy, operation or use thereof shall, in all respects and at all times, be fully complied with by Tenant, including but not limited to the Americans With Disabilities Act of 1990 and other similar laws from time to time in effect. Tenant specifically agrees that it will not permit any gambling devices or gambling operations to be used or conducted on, in or from the Demised Premises. Tenant agrees that all trash and rubbish of Tenant shall be deposited in a manner and in receptacles located as designated by Landlord. Tenant further agrees to cause such receptacles to be emptied and trash removed at its own cost and expense.

         (b) Tenant shall, at its sole cost and expense, comply with all federal, state and local laws from time to time in effect ("Hazardous Materials Laws") concerning the management, use, generation, storage, transportation, presence, discharge or disposal of hazardous, toxic, radioactive or carcinogenic materials, substances or wastes ("Hazardous Materials"). Tenant shall cause any and all Hazardous Materials brought onto or used, generated, stored or discharged at the Demised Premises after the date hereof, as well as any Hazardous Materials existing in the Demised Premises as of the date hereof that is disturbed, released or discharged by Tenant's improvement, alteration or use of the Demised Premises, to be removed from the Demised Premises and transported for disposal in accordance with applicable Hazardous Materials Laws. Landlord shall have the reasonable right to enter the Demised Premises from time to time to conduct tests, inspections and surveys concerning Hazardous Materials and to monitor Tenant's compliance with its obligations concerning Hazardous Materials and Hazardous Materials Laws. Tenant shall immediately notify Landlord in writing of any voluntary cleanup or removal action instituted or proposed by Tenant, any enforcement, cleanup, removal or other governmental or regulatory action instituted or threatened, or any claim made or threatened by any person against Tenant, the Demised Premises, or the Shopping Center relating to any Hazardous Materials or any Hazardous Materials Laws. Tenant shall also supply to Landlord as promptly as possible, and in any event within five business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Demised Premises or Tenant's use thereof and concerning Hazardous Materials or Hazardous Materials Laws. Tenant shall not negotiate or enter into any settlement agreement, consent decree or other compromise in respect of Hazardous Materials or Hazardous Materials Laws affecting the Demised Premises or the Shopping Center except after giving Landlord prior written notice and a full and fair opportunity to appear, intervene or otherwise assert and protect Landlord's rights and interests. Tenant shall indemnify and hold harmless Landlord as provided in Section 7.01 against and from any and all claims or liabilities arising from Tenant's breach or default in the performance of its obligations under this subSection (b) of this Section 13.01 or under any other provision of this Section or this Lease. Notwithstanding anything contained herein to the contrary, Landlord hereby agrees to deliver the Demised Premises to Tenant, for commencement of Tenant's Work, free from Hazardous Materials. Landlord shall indemnify and hold harmless Tenant from any damage or liability of any kind or for any injury to or death of persons occurring from any environmental condition existing prior to Tenant's occupancy of the Demised Premises.

         (c) Tenant may not display or sell merchandise or allow carts, portable signs, devices or any other objects to be stored or to remain outside the Demised Premises, or display any merchandise within four feet (4') of the line dividing the Demised Premises from the Common Areas (other than in display windows) or display merchandise in any manner that creates an unsightly or inharmonious appearance, in the reasonable judgment of Landlord. No aerial or antenna shall be erected on the roof or exterior walls of the Demised Premises. Any aerial or antenna so installed shall be subject to removal without notice at any time, at Tenant's cost. Tenant agrees to conform to the reasonable rules and regulations which Landlord may, from time to time, establish for tenants of the Shopping Center. Notwithstanding anything contained herein to the contrary, so long as Tenant utilizes a designated agent of Landlord, Tenant may cause to be installed an aerial, antenna, or satellite dish.

         (d) Tenant shall use its best efforts to complete, or cause to be completed, all deliveries, loading, unloading and services to the Demised Premises prior to 11:00 A.M. of each day. All deliveries shall be made through service corridors only. Tenant shall use best efforts prevent any delivery trucks or other vehicles servicing the Demised Premises from parking or standing in or adjacent to the Shopping Center from 11:00 A.M. to 9:00 P.M. of each day. Tenant shall use its best efforts to cause such delivery vehicles to park only in areas designated for deliveries and only during such permitted times.

         SECTION 13.02 ADVERTISING MEDIA.

         (a) Tenant shall erect a permanent sign identifying the Demised Premises, which said sign must first be accepted in writing by Landlord in accordance with Exhibits "C" and "E." Landlord may, in its sole discretion, establish certain areas within the Common Areas for the purpose of directories or signs identifying the tenants of the Shopping Center.

         (b) Tenant shall not affix or maintain within four feet (4') of the entrance to the Demised Premises from the Common Areas (or within twenty-four inches [24"] of any window) or upon the glass panes and supports of the show windows, doors, storefront and the exterior walls of the Demised Premises, any signs, advertising placards, names, insignia, trademarks, descriptive material or any other such like item or items except such as shall have first received the written approval of Landlord as to size, type, color, location, copy, nature and display qualities. Landlord reserves the right to require Tenant to remove any other signs within the Demised Premises which Landlord, in its reasonable business judgment deems objectionable or inappropriate for the Shopping Center, including, but not limited to, any and all handwritten (or otherwise manually prepared) signs or banners displayed on the interior of Demised Premises and visible outside the Demised Premises, or any other signs or similar devices used by Tenant in the Demised Premises. Anything to the contrary in this Lease notwithstanding, Tenant shall not affix any sign to the roof of the Demised Premises.

         (c) No advertising medium shall be utilized by Tenant which can be heard or experienced outside the Demised Premises, including without limitation, flashing lights, searchlights, loudspeakers, phonographs, radios or televisions unless specifically approved in writing by Landlord and so long as the advertising medium is compatible with Tenant's use as set forth in Section 1.11 of this Lease. Tenant shall not display, paint or place or cause to be displayed, painted or placed, any signs, bumper stickers or other advertising devices on any vehicle parked in the Parking Facilities of the Shopping Center, whether belonging to Tenant, or to Tenant's agent, or to any other person. Tenant shall not solicit or distribute handbills or advertising or other materials in any manner in any of the Parking Facilities or other Common Areas of the Shopping Center.

         (d) Tenant expressly acknowledges and agrees that the nature of the requirements of this Section 13.02 and the nature of any violations of such requirements are such that in the event of a violation of the covenants of this Section, one (1) hour oral notice given by Landlord to the person then in charge of Tenant's store shall be deemed reasonable and sufficient notice for Tenant to cure such violation. In the event Tenant shall not cure any default of the provisions of this Section within one (1) hour after such oral notice has been given, Landlord shall have the right to enter the Demised Premises and remove any signs and/or advertising media which do not conform to the requirements of this Section. In the event of such removal by Landlord, Landlord shall use its best efforts to conduct any such removal in a prudent and businesslike manner, however, Landlord shall not be liable for any damage to property occasioned by Landlord's actions in accordance with this paragraph, regardless of how the same is caused.

         SECTION 13.03 COMMON AREAS AND PARKING FACILITIES.

         (a) Landlord shall have the right to establish, and from time to time change, alter and amend, and to enforce against Tenant and the other users of Common Areas such reasonable rules and regulations as may be deemed necessary or advisable for the proper and efficient operation and maintenance of the Common Areas. The rules and regulations may include, without limitation, the hours during which the Common Areas shall be open for use, provided, such hours shall not be less than the hours established for the Shopping Center.

         (b) Landlord shall at all times have the sole and exclusive control of the Common Areas, and may at any time and from time to time exclude and restrain any person from use or occupancy thereof, excepting, however, bona fide customers, patrons and service-suppliers of Tenant, and other tenants of Landlord who make use of Common Areas in accordance with the rules and regulations established by Landlord from time to time with respect thereto. The rights of Tenant hereunder in and to the Common Areas shall at all times be subject to the rights of Landlord, the other tenants of Landlord and others to use the same in common with Tenant, and it shall be the duty of Tenant to keep all of said areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation and to permit the use of any of said areas only for normal ingress and egress by the said customers, patrons and services-suppliers to and from the improvements occupied by Tenant and the other tenants of Landlord.

         (c) The Common Areas of the Shopping Center shall include the underground parking garage located in the Shopping Center, which garage may from time to time be located, in part, also under adjoining land owned by a third party or parties, and which garage shall be available for use by Shopping Center patrons subject to the rights of others from time to time to use the same. The Common Areas may, at Landlord's option, also include all or any part of such off-site parking facility or facilities, if any, as may from time to time be made available for use by Shopping Center patrons or employees or both, whether for use exclusively or primarily by them or for use by them in common with others. For purposes of this Lease, the terms "Parking Facility" and "Parking Facilities" shall mean and include such parking garage and any and each such off-site parking facility. The use of the Parking Facilities by patrons of Tenant's business shall be subject to payment of such fees and charges or to such validation or other similar system, if any, as may from time to time be adopted by Landlord, and use of the Parking Facilities shall be subject to the availability of space therein and the rights of others to use the same. All of the income and receipts of Landlord from the operation of the Parking Facilities shall belong to Landlord. Patrons of Tenant's business may, from time to time during the Term, be privileged to use the Parking Facilities free of charge or on reduced fee basis, in accordance with the policies and procedures of Landlord then in effect, and subject to and in accordance with all statutes, ordinances, and governmental rules and regulations then in effect.

         (d) Landlord shall have no obligation under this Lease to provide parking for Tenant and its employees, and neither Tenant nor any of its employees shall, in any event, be permitted to park their automobiles in the automobile parking areas of the Common Areas which may from time to time be designated for patrons of the Shopping Center. Landlord may from time to time designate the particular Parking Facility or portion thereof, if any, to be used by Tenant and its employees. Tenant shall furnish Landlord with the license numbers of Tenant and its employees within fifteen (15) days after taking possession of the Demised Premises, and Tenant shall thereafter notify Landlord of any changes once per month. Tenant shall use best efforts to prevent Tenant's employees from parking their cars in violation of this Lease. Nothing contained herein shall be deemed to create any liability upon Landlord for any damage to motor vehicles of customers or employees or for loss of property from within such motor vehicles.

         (e) For purposes of determining the amount payable by Tenant under this Lease in respect of Operating Expenses for each Parking Facility, Landlord may from time to time, at its option, elect either: to include the amounts of the costs and expenses attributable to the Parking Facility in Operating Expenses for purposes of determining the share thereof payable by Tenant hereunder; or in lieu of the inclusion of such amounts, and notwithstanding anything to the contrary contained in ARTICLE 19, to include in the Operating Expenses of which Tenant pays a share hereunder the payments, fees, charges and other consideration due to the operator or owner of the Parking Facility for the rights and privileges of Shopping Center patrons to use the same. All of the Taxes and Insurance Expenses paid or incurred by Landlord in respect of the Parking Facilities shall be included in Taxes and Insurance Expenses for purposes of determining the share thereof payable by Tenant hereunder, excluding any amounts paid and borne by the owner or operator of a Parking Facility in consideration for the payments, fees, charges and other consideration paid and given by Landlord and included in Operating Expenses.

         SECTION 13.04 SECURITY EXPENSES FOR COMMON AREAS.

         (a) The term "Security Expenses" shall mean and include all costs and expenses paid or incurred by Landlord in connection with security services and otherwise endeavoring to provide security in and for the Common Areas and other portions of the Shopping Center, and in the Parking Facilities and in the vicinity of the Shopping Center, including but not limited to the following: personnel to implement such services and security offices in or near the Shopping Center; any and all alarm, security and other similar systems in and for the Shopping Center; personal property taxes and assessments levied upon or in respect of the equipment used in connection with providing security, and depreciation on any and all security machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented) in accordance with GAAP (as defined in ARTICLE 19); and an amount equal to fifteen percent (15%) of the total of the foregoing Security Expenses for each calendar year. For purposes of calculating Tenant's share of Security Expenses, the total Security Expenses for a calendar year shall be reduced by any and all contributions of any and each Major User towards Security Expenses.

         (b) Tenant's share of Security Expenses for each calendar year of the Term shall be equal to the proportion thereof which the Floor Area of the Demised Premises bears to the Leased and Occupied Floor Area (as defined in
Section 5.02(c)) of the Shopping Center for the year. Tenant shall, during the Term, make monthly payments in respect of Tenant's share of Security Expenses, in advance, on the first day of each calendar month, in an amount estimated by Landlord to be Tenant's monthly share of Security Expenses. The foregoing estimated monthly charge may be adjusted by Landlord at the end of any calendar quarter on the basis of Landlord's experience and anticipated Security Expenses.

         (c) Following the end of each calendar quarter or, at Landlord's option, following the end of each calendar year, Landlord shall furnish Tenant a statement covering the calendar quarter or year just expired showing the total of Security Expenses, the amount of Tenant's share thereof for such calendar quarter or year, and the payments made by Tenant with respect to such period as set forth in subSection (b) above. If Tenant's share of Security Expenses exceeds Tenant's payments so made, Tenant shall pay Landlord the deficiency within ten (10) days after Landlord sends Tenant a statement therefor. If said payments exceed Tenant's share of Security Expenses, Tenant shall be entitled to offset the excess against any payments of Minimum Annual Rental next thereafter becoming due to Landlord, or Tenant shall, following the expiration of the Term, be entitled to a refund of such excess. Security Expenses for a partial calendar quarter or calendar year at the commencement or expiration of the Term shall be prorated on a daily basis for the period from the day of commencement of such partial quarter or year to the end of such partial quarter or year by reference to the amount of the Security Expenses for such quarter or year (based upon a 90 day quarter or a 360 day year).

ARTICLE 14
FIXTURES AND PERSONAL PROPERTY

         SECTION 14.01 TENANT'S PROPERTY. Any trade fixtures, signs and other personal property of Tenant installed but not permanently affixed to the Demised Premises by and at the expense of Tenant shall remain the property of Tenant, and Landlord agrees that Tenant shall have the right, provided Tenant is not in default after a notice and cure period, if any, under the terms of this Lease, at any time and from time to time, to remove any and all of its trade fixtures, signs and other personal property which it may have stored or installed in the Demised Premises, including, without limitation, counters, restaurant kitchen equipment, shelving, showcases, mirrors and other movable personal property. Nothing in this Section contained shall be deemed or construed to permit Tenant during the Term to remove so much of such personal property, without the immediate replacement thereof with similar personal property of comparable or better quality, so as to render the Demised Premises unsuitable for conducting the type of business specified in ARTICLE 1. Upon the last day of the Term or the date of earlier termination of this Lease, Tenant, at its expense, shall remove all of its movable trade fixtures, signs and personal property from the Demised Premises, shall repair any damage occasioned to the Demised Premises by reason of such removal, and shall leave the Demised Premises in a neat and clean condition, free of debris. All trade fixtures, signs and other personal property installed in or attached to the Demised Premises by Tenant must be new or like new when so installed or attached.

         SECTION 14.02 IMPROVEMENTS. All improvements to the Demised Premises by Tenant, including but not limited to mechanical systems, light fixtures, floor coverings and immovable partitions and any items installed or constructed by Tenant, but excluding removable trade fixtures and signs, shall become the property of Landlord upon expiration or earlier termination of this Lease.

         SECTION 14.03 TAXES ON TENANT'S PROPERTY. Tenant shall pay before delinquency, all personal property taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, as well as upon its trade fixtures, Tenant Improvements (including, but not limited to, those Tenant is required or permitted to make in accordance with the provisions of
ARTICLE 4, ARTICLE 11 or ARTICLE 20 hereof), merchandise and other personal property in, on or upon the Demised Premises. In the event any such items of property are assessed with property of Landlord, then, and in such event, such assessment shall be equitably divided between Landlord and Tenant to the end that Tenant shall pay only its equitable portion of such assessment. Landlord shall reasonably determine the basis of prorating any such assessments and such determination shall be binding upon both Landlord and Tenant. No taxes, assessments, fees or charges paid by Tenant pursuant to this Section shall be included within the Taxes of which Tenant is required to pay a share under
Section 5.02 hereof.

         SECTION 14.04 SECURITY INTERESTS. [INTENTIONALLY DELETED]

ARTICLE 15
ASSIGNING, SUBLETTING, CHANGE IN OWNERSHIP

         SECTION 15.01 NO ASSIGNMENT OR SUBLETTING.

         (a) Tenant shall not directly or indirectly, without the prior written consent of Landlord (which consent shall be granted or withheld in Landlord's sole discretion), either make or permit any of the following (an "Assignment"): an assignment of all or any portion of Tenant's interest in this Lease; a sublease of all or any portion of the Demised Premises; a sale, assignment, pledge or other transfer of shares of stock, partnership interests or other ownership interests in Tenant or any guarantor of this Lease resulting in a change in the effective control of Tenant or the guarantor (except that the sale of stock or merger of a corporation that is the Tenant or a guarantor shall not constitute an Assignment if the stock of such corporation or its successor is, both before and after the sale, traded on a national securities exchange registered with the United States Securities and Exchange Commission or the NASDAQ Stock Market); a sale, assignment, pledge or other transfer of an aggregate of more than forty-nine percent (49%) of the business assets of Tenant or any guarantor; a management or other agreement or arrangement under which Tenant permits any person either to direct, manage or control the day-to-day operations of the business operated at the Demised Premises or to participate in the income or profits derived therefrom; a hypothecation, mortgage, pledge or other grant of a security interest in this Lease; or an attachment, execution or other lien upon Tenant's rights or interest under this Lease. No reference in this Lease to subtenants, licensees or concessionaires or any other provision of this Lease is intended or shall be construed to permit Tenant to make any Assignment.

         (b) Any attempted or purported Assignment, either voluntarily or involuntarily or by operation of law or otherwise, shall be void unless otherwise approved by Landlord and shall, at Landlord's option, terminate this Lease. The voluntary or other surrender of this Lease by Tenant, or the mutual cancellation or termination hereof by Tenant and Landlord, shall not work a merger but shall, at the option of Landlord, either terminate any and all existing franchises, concessions, licenses, subleases and other operating arrangements or operate as an assignment to Landlord of the same.

         (c) Landlord has entered into this Lease with Tenant in order to obtain the benefit for the Shopping Center of the unique attraction of the trade name set forth in ARTICLE 1 and of the unique merchandising mix and product line associated with the business operated by Tenant under such trade name. In entering into this Lease, Landlord has specifically relied on the identity and special skill of Tenant in its ability to conduct the business identified in
ARTICLE 1, and Tenant makes the covenant set forth in this Section 15.01 in order to induce Landlord to enter into this Lease.

ARTICLE 16
TENANT'S OPERATION OF DEMISED PREMISES

         SECTION 16.01 CONTINUOUS OPERATION.

         (a) Tenant covenants and agrees that, continuously and uninterruptedly from and after the Commencement Date, it will operate and conduct within the entirety of the Demised Premises the business which it is permitted to operate and conduct under the provisions hereof, except while the Demised Premises are untenantable by reason of fire or other casualty, and that it will at all times keep and maintain within and upon the Demised Premises an adequate stock of merchandise and trade fixtures to service and supply the usual and ordinary demands and requirements of its customers and that it will keep the Demised Premises in a neat, clean and orderly condition. Notwithstanding anything contained herein to the contrary, if at any time from and after the Rent Start Date, less than sixty percent (60%) of the leaseable space in the Shopping Center, including a movie theatre ("Operation Threshold") is open for business and such condition continues for a period of six (6) months (excepting periods of tenant renovation and replacement), then Tenant shall be entitled to pay five percent (5%) gross sales in lieu of Minimum Annual Rental until the Operation Threshold has been met.

         (b) Recognizing that it is in the interests of both Tenant and Landlord to have regulated hours of business for all of the Shopping Center, Tenant agrees that during the entire Term, Tenant shall be open for business daily and shall, in addition, continuously so remain open for business during all hours on all days, except for Thanksgiving and Christmas, that the Shopping Center is open for business to the public as determined in Landlord's sole discretion. Notwithstanding the foregoing, Tenant shall be open for business the following minimum hours: (i) Sunday through Thursday from 11:30 a.m. to 10:00 p.m. and (ii) Friday and Saturday from 11:30 a.m. to 11:00 p.m. Any failure by Tenant to (i) open for business in the Demised Premises on any day that Tenant is required to be open and to operate its business, and/or (ii) open for business in the Demised Premises on any day at the time prescribed for Shopping Center opening hours, and/or (iii) remain open for business in the Demised Premises on any day until the time prescribed for Shopping Center closing hours, shall, in addition to all other rights and remedies of Landlord under this Lease, entitle Landlord to collect, as Additional Rental, liquidated damages for each day or partial day Tenant shall fail to operate in the Demised Premises. The amount of such liquidated damages shall be calculated as follows: On any day that the Shopping Center is open for business to the public and Tenant shall fail to open or remain open for business in the Demised Premises during any period of such day whatsoever (whether the same be measured in hours or minutes), which in the aggregate is (A) less than one-half (1/2) of the Shopping Center business day, Tenant shall pay as liquidated damages for such partial day a sum equal to one-sixtieth (1/60th) of the monthly installment of Minimum Annual Rental then payable, or (B) one-half (1/2) or more of the Shopping Center business day, Tenant shall pay as liquidated damages for such day or partial day a sum equal to one-thirtieth (1/30th) of the monthly installment of Minimum Annual Rental then payable. Landlord and Tenant acknowledge that the holiday period from November 15 through December 31 of each year presents unusual and special circumstances, and that during such period the Shopping Center as a whole, and several of the tenants in the Shopping Center individually, conduct extensive advertising and promotions. Landlord and Tenant further acknowledge that a shopping center is an interdependent enterprise and that the realization of the benefits of advertising and promotions to all tenants and occupants of the Shopping Center is dependent upon each tenant, including Tenant, cooperating in maintaining the hours of business for the Shopping Center. Accordingly, Tenant agrees that during such holiday period, the liquidated damages for Tenant's failure to operate during Shopping Center hours shall be double the amounts stated in (A) and (B) above. The liquidated damages specified in this Section shall be due and collectible on the day of Tenant's failure to comply with the operating hours of the Shopping Center. Landlord and Tenant agree that such liquidated damages represent a reasonable sum considering all of the circumstances existing on the date of this Lease, including the relationship of such sum to the range of harm to Landlord that could be reasonably anticipated from Tenant's failure to open or remain open for business and the anticipation that proof of actual damages would be costly or inconvenient. Landlord's charging or collecting these liquidated damages shall not constitute a waiver of Tenant's default with respect to such failure to operate by Tenant nor prevent Landlord from exercising all other rights and remedies available to Landlord under this Lease.

         (c) Tenant shall keep its window displays and storefront sign adequately illuminated continuously during all hours on all days that the Shopping Center is open for business to the public as determined in Landlord's sole discretion.

         SECTION 16.02 SIMILAR BUSINESSES.

         (a) In the event that Tenant shall, during the Term, directly or indirectly, operate or own a Cafe Odyssey or any adventure/discovery theme business, not so operated or owned on the date of this Lease (a "Similar Business") within a radius of three (3) miles from the location of the Demised Premises, then the Minimum Annual Rental shall be increased as provided below in subSection (b) and a portion of the sales of the Similar Business shall be included in Net Sales hereunder as provided below in subSection (c). Tenant shall give written notice to Landlord of the anticipated opening of any Similar Business at least sixty (60) days prior to the opening thereof.

         (b) Effective on the date of the opening of the Similar Business, the Minimum Annual Rental then payable hereunder shall be increased by an amount equal to the highest Percentage Rental payable by Tenant in any calendar year during the two (2) year period prior to opening of the Similar Business (or, if the Term prior to the opening of the Similar Business was a period shorter than two (2) calendar years, the highest Percentage Rental in any calendar year, or portion thereof, payable by Tenant during such shorter period, annualized), and the Annual Breakpoint shall increase proportionately in accordance with the percentage of increase of Minimum Annual Rental. In the event that ARTICLE 1 or any other provision of this Lease specifies an increase in Minimum Annual Rental to become effective after an increase in Minimum Annual Rental made pursuant to this Section, the increase in Minimum Annual Rental provided for in this Section shall be in addition to the amount of the increase provided pursuant to ARTICLE 1 or such other provision.

         (c) From and after the date of the opening of the Similar Business, one half of the sales of merchandise and services made in or from the premises occupied by the Similar Business shall be included in "Net Sales" under this Lease for the purpose of determining the amount of the Percentage Rental payable by Tenant. In calculating the amount of the sales of the Similar Business to be included in Net Sales hereunder, Tenant shall be entitled to make the same exclusions permitted to be made from Gross Sales pursuant to Section 5.08, and such sales shall in other respects be determined in the manner provided in such Section. Tenant shall keep and maintain records of the sales of the Similar Business in the same manner as this Lease requires records of sales from the Demised Premises to be kept, and each statement of Net Sales given by Tenant under this Lease shall include a separate statement of the sales of the Similar Business. Landlord shall have the same rights to inspect and audit the books and records of sales of the Similar Business as Landlord has under this Lease in respect of the books and records of sales from the Demised Premises.

ARTICLE 17
REPAIRS AND MAINTENANCE

         SECTION 17.01 TENANT'S OBLIGATIONS. Tenant agrees at all times, from and after delivery of possession of the Demised Premises, at its own cost and expense, to repair, replace and maintain in good and tenantable condition the Demised Premises and its appurtenances (except that portion of the Demised Premises to be maintained by Landlord as hereinafter provided) and including without limitation the utility meters, pipes and conduits, fixtures, air conditioning equipment and heating equipment exclusively serving the Demised Premises, wherever located, and other equipment in the Demised Premises, including any equipment installed by Tenant which is part of such systems, the storefront or storefronts, all signs, locks and closing devices, and all window sash, casement or frames, door and door frames, floor coverings, including carpeting, terrazzo or other special flooring, and all such items of repair, maintenance, alteration and improvement or reconstruction as may at any time or from time to time be required in order to comply with the provisions of all laws, statutes, ordinances and regulations affecting the Demised Premises and the requirements of any governmental agency having jurisdiction thereof. Tenant shall contract with a service company or companies for the monthly maintenance of the heating, ventilating and air conditioning equipment serving the Demised Premises and, if Tenant is a restaurant or is otherwise required to have a grease trap, for the monthly cleaning and maintenance of the grease trap, with a copy of each service contract to be furnished to Landlord within ten (10) days after Tenant's opening of the Demised Premises to the public for business and a copy of any subsequent contracts to be furnished from time to time during the Term. All glass, both exterior and interior, is at the sole risk of Tenant, and any glass broken shall be promptly replaced by Tenant with glass of the same kind, size and quality. Notwithstanding anything contained herein to the contrary, Landlord will furnish and maintain a central grease interceptor and Tenant shall be charged on a prorata basis the costs for the maintenance of the interceptor.

         SECTION 17.02 LANDLORD'S RIGHTS AND OBLIGATIONS.

         (a) Subject to the foregoing provisions hereof, Landlord shall keep and maintain in good and tenantable condition and repair, the roof, exterior walls, structural parts of the Demised Premises and structural floor (provided such structural floor was installed by Landlord), pipes and conduits outside the Demised Premises for the furnishing to the Demised Premises of various utilities (except to the extent that the same are the obligations of the appropriate utility company or exclusively serve the Demised Premises); provided, however, that, except to the extent covered by Landlord's Insurance, Landlord shall not be required to make repairs necessitated by reason of the negligence of Tenant or anyone claiming under Tenant, or by reason of failure of Tenant to perform or observe any conditions or agreements in this Lease contained, or caused by alterations, additions, or improvements made by Tenant or anyone claiming under Tenant. Anything to the contrary notwithstanding contained in this Lease, Landlord shall not in any way be liable to Tenant for failure to make repairs as herein specifically required of it unless Tenant has previously notified Landlord, in writing, of the need for such repairs and Landlord has failed to commence and complete said repairs within a reasonable period of time following receipt of Tenant's written notification.

         (b) If Tenant refuses or neglects to make repairs and/or maintain the Demised Premises, or any part thereof, in a manner reasonably satisfactory to Landlord, Landlord shall have the right, but shall not be obligated, after giving Tenant ten (10) days written notice of its election to do so, to make such repairs or perform such maintenance on behalf of and for the account of Tenant. In such event the cost of such work shall be paid by Tenant as Additional Rental within twenty (20) days after Landlord sends Tenant a statement therefor.

         (c) As used in this Section, "exterior walls" shall not be deemed to include storefront or storefronts, interior partitions, plate glass, window cases or window frames, doors or door frames, security grilles or similar enclosures. It is understood and agreed that Landlord shall be under no obligation to make any repairs, alterations, renewals, replacements or improvements to and upon the Demised Premises or the mechanical equipment exclusively serving the Demised Premises at any time except as in this Lease expressly provided.

         SECTION 17.03 CONDITION UPON SURRENDER. Upon any surrender of the Demised Premises, Tenant shall deliver the Demised Premises to Landlord in good order, condition and state of repair, excepting ordinary wear and tear and excepting loss or damage by fire, damage by any perils enumerated in the standard extended coverage endorsement to the extent not required to be repaired by Tenant, or such items of repair as may be Landlord's obligation hereunder.

         SECTION 17.04 ENTRY BY LANDLORD. Tenant agrees to permit Landlord and/or its authorized representatives to enter the Demised Premises at all times during usual business hours for the purpose of inspecting the same so long as such entry does not unreasonably interfere with Tenant's business. Tenant further covenants and agrees that Landlord or any person authorized by Landlord may go upon the Demised Premises and make any necessary repairs to the Demised Premises and perform any work therein (a) which may be necessary to comply with any laws, ordinances, rules or regulations of any public authority or of the Insurance Services Offices or any similar body (including but not limited to work done in connection with the installation, maintenance and testing of sprinkler, smoke evacuation or other life safety systems), or (b) that Landlord may deem necessary to prevent waste or deterioration in connection with the Demised Premises if Tenant does not make or cause such repairs or work to be made or performed or cause such work to be performed promptly after written demand from Landlord, or (c) that Landlord may deem necessary or appropriate to perform remodeling, construction or other work incidental to any portion of the Shopping Center, including without limitation the premises of another tenant, adjacent to, above, or below the Demised Premises. Nothing herein contained shall imply any duty on the part of

Landlord to do any such work which, under any provision of this Lease, Tenant may be required to do, nor shall it constitute a waiver of Tenant's default in failing to do the same. Except in the case of gross negligence or willful misconduct on the part of Landlord, no exercise by Landlord of any rights herein reserved shall entitle Tenant to any damage for any injury or inconvenience occasioned thereby nor to any abatement of rent. In the event Landlord makes or causes any such repairs or work to be made or performed, as provided for herein, Tenant shall pay the cost thereof to Landlord, as Additional Rental, within ten
(10) days after Landlord sends Tenant a statement therefor, except with regard to the work described in part (c) above and, to the extent that Landlord is responsible to perform the same pursuant to this Lease, the work described in part (a) above. Notwithstanding anything contained herein to the contrary, Landlord shall, except in emergency situations, give Tenant reasonable notice of any entry by Landlord pursuant to this Section 17.04.

ARTICLE 18
COMMON AREAS

         SECTION 18.01 DEFINITION OF COMMON AREAS. The term "Common Areas" refers to all areas, facilities, improvements, fixtures and equipment within and appurtenant to the Shopping Center which are now or hereafter made available for general use, convenience and benefit of Landlord and other persons entitled to occupy Floor Area in the Shopping Center, including, without limiting the generality of the foregoing, the following: the Parking Facilities from time to time included within the Common Areas (and excluding the Parking Facilities excluded therefrom); driveways, open or enclosed walkways, corridors, malls, elevators, escalators, stairs and ramps, including those located entirely within the Shopping Center and those connecting the Shopping Center with proximate parking or transportation facilities or other retail areas or offices or hotels or other facilities; public restroom facilities; loading and delivery areas; and landscaped and planted areas. Tenant and its employees and invitees are, except as otherwise specifically provided in this Lease, authorized, empowered and privileged to use the Common Areas in common with other persons during the Term.

         SECTION 18.02 OPERATION OF COMMON AREAS.

         (a) Landlord shall keep or cause to be kept the Common Areas from time to time made available hereunder in a neat, clean and orderly condition, properly lighted and landscaped, and shall repair, equip and maintain or cause to be repaired, equipped and maintained the Common Areas (subject to reimbursement of the cost thereof as hereinafter provided). Landlord may cause any or all of said services to be provided by an independent contractor or contractors. Landlord shall have the right in its absolute discretion to remove any unauthorized persons from the Common Areas, and all costs and expenses incurred in such removal shall be included within Operating Expenses.

         (b) Tenant hereby acknowledges, consents and agrees that any and/or all services, facilities and access by the public to the Demised Premises and/or the Shopping Center may be suspended in whole or in part on days that the Shopping Center is not open for business, on legal holidays, on such other days as may be declared by Federal, State, City or local authorities as days of observance, or during any periods of actual or threatened civil commotion, insurrection or other circumstances beyond Landlord's control when Landlord, in Landlord's reasonable judgment, shall deem the suspension of such services, facilities and access necessary for the protection and/or preservation of persons and/or property.

         SECTION 18.03 RESERVED RIGHTS OF LANDLORD.

         (a) Landlord at all times shall have the right and privilege of determining the nature and extent of the Common Areas, whether the same shall be surface, underground or multiple-deck, and of making such changes therein and thereto from time to time which in its opinion are deemed to be desirable and for the best interest of all persons using these Common Areas, including the location and relocation of driveways, entrances, exits, automobile parking spaces, the direction and flow of traffic, installation of prohibited areas, landscaped areas, and all other facilities thereof. Landlord shall have the right at any and all times to utilize portions of the Common Areas for promotions, exhibits, entertainments, product and other shows, displays, the leasing of kiosks or carts, or such other uses as Landlord may determine to be appropriate. Notwithstanding anything contained herein to the contrary, Landlord shall not move any of the escalators in the Shopping Centers.

         (b) Landlord reserves the right at any time and from time to time to make alterations or additions to the Common Areas and/or to any building in the Shopping Center, to convert Floor Area to Common Areas, and/or to convert Common Areas to Floor Area, to construct other buildings and improvements therein, to enlarge or reduce the Shopping Center and to make alterations therein or additions thereto, to build additional stores in or on any building or buildings within the Shopping Center, to enclose all or any portion of the Common Areas (including any alterations to the Shopping Center as may be appropriate for such enclosure), to construct decks or elevated parking structures, and to sell or lease any part of the land comprising the Shopping Center for the construction thereon of any building which may or may not be part of the Shopping Center. Landlord reserves the right at any time to relocate the various buildings, Parking Facilities, Common Areas and other areas shown on Exhibit "A." Notwithstanding the foregoing, any alterations, additions, conversions, sales, or leases shall not materially affect the visibility, access, location, proximity, or size of the Demised Premises.

ARTICLE 19
OPERATING EXPENSES

         SECTION 19.01 OPERATING EXPENSES. The term "Operating Expenses" as used herein shall mean and include all costs and expenses paid or incurred by Landlord in connection with the operation, equipping, maintenance and repair of the Shopping Center, excluding all expenditures made in connection with the original construction and installation of the Shopping Center and the Common Areas. Operating Expenses shall include, but not be limited to, the costs and expenses incurred by Landlord in connection with the following: the repair, maintenance, operation, lighting, resurfacing, painting, restriping, cleaning, snow and ice removal, and janitorial services of and to the Common Areas; cleaning, maintenance, repair, operation, lighting, replacement and renovation of all improvements, equipment, signs and facilities on or about the Shopping Center provided, maintained or repaired by Landlord, including the exterior walls and roofs of the buildings in the Shopping Center, any and all utility, sprinkler and other systems, and any landscaping provided or maintained by Landlord and located in or adjacent to the Shopping Center; the operation of any and all transportation services, facilities, equipment and programs provided for the Shopping Center; personnel to implement such services and offices in or near the Shopping Center; any and all real property taxes and assessments allocated by Landlord to the improvements and land comprising the Common Areas (including the portion so allocated of all impositions and other costs and expenses of the types included within the definition of "Taxes" pursuant to Section 5.02(e) but excluding amounts that Landlord from time to time allocates to Tenant and requires Tenant to pay a share of pursuant to Section 5.02(b) and Section 5.02(d)); personal property taxes and assessments levied upon or in respect of the Common Areas or the equipment used in the operation or maintenance thereof; depreciation on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented); comprehensive general liability or commercial general liability insurance and other insurance from time to time maintained by Landlord in connection with the Shopping Center and the Common Areas thereof, together with the Insurance Expenses (as defined in Section 9.06) (including costs, fees and expenses incurred in arranging, procuring and maintaining all of such insurance); adjustment, repair and restoration of any casualty to the extent not covered by insurance maintained or required to be maintained by Landlord pursuant to this Lease; pest control in the Shopping Center (Tenant acknowledging that the only practical and effective method of conducting a pest control program is to provide pest control service for the entire Shopping Center and that it is impractical and ineffective to perform such service in sections or parts); licenses, permits and inspections required for or made in connection with the Shopping Center, and compliance with laws, statutes, ordinances, rules and regulations from time to time in effect and applicable to the Shopping Center; any new capital improvements made after the original construction and installation of the Shopping Center and Common Areas that are required under any law, statute, ordinance, rule or regulation or any insurance requirement not applicable to or required at the time of such original construction and installation; and any new capital improvements made after such original construction and installation that are undertaken for the protection of the health and safety of occupants and customers of the Shopping Center or made for the purpose of reducing other Operating Expenses. In the case of any capital expenditure heretofore or hereafter made by Landlord and included within Operating Expenses, Landlord may elect, in its discretion, to include within Operating Expenses for any calendar year only the portion of such expenditure determined by amortizing the same over the period and in the manner for amortizing such capital expenditure under GAAP (as defined below) and at such interest rate as Landlord may determine. To the extent that any utility service used in connection with the Common Areas shall not be separately billed by the local servicing utility, Landlord may include in Operating Expenses an amount or amount determined by applying to usage for the Common Areas, as determined by Landlord, the rate or rates that would be applicable if the local servicing utility were providing direct service. In addition to all of the foregoing, Operating Expenses shall include an amount equal to fifteen percent (15%) of the total of the foregoing Operating Expenses for each calendar year. For purposes of calculating Tenant's share of Operating Expenses pursuant to
Section 19.02, the total Operating Expenses for a calendar year shall be reduced by any and all contributions of any and each Major User towards Operating Expenses. "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in any other statement by any other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

         SECTION 19.02 TENANT'S SHARE OF OPERATING EXPENSES.

         (a) Tenant's share of Operating Expenses for each calendar year of the Term shall be equal to the proportion thereof which the Floor Area of the Demised Premises bears to the Leased and Occupied Floor Area (as defined in
Section 5.02(c)) of the Shopping Center for the year. In no case shall the foregoing calculation be greater than Tenant's prorata share; provided, however, that Tenant's prorata share is calculated at a leased volume or at eighty percent (80%) of the leaseable space in the Shopping Center, whichever is greater. Tenant shall, during the Term, make monthly payments in respect of Tenant's share of Operating Expenses, in advance, on the first day of each calendar month, in an amount estimated by Landlord to be Tenant's monthly share of Operating Expenses. The foregoing estimated monthly charge may be adjusted by Landlord at the end of any calendar quarter on the basis of Landlord's experience and anticipated Operating Expenses. Notwithstanding anything contained herein to the contrary, Tenant's annual increase in Tenant's share of the Operating Expenses shall not exceed five percent (5%) of Tenant's share of the Operating Expenses for the previous year.

         (b) Following the end of each calendar quarter or, at Landlord's option, following the end of each calendar year, Landlord shall furnish Tenant a statement covering the calendar quarter or year just expired showing the total of Operating Expenses, the amount of Tenant's share thereof for such calendar quarter or year, and the payments made by Tenant with respect to such period as set forth in subSection (a) above. If Tenant's share of Operating Expenses exceeds Tenant's payments so made, Tenant shall pay Landlord the deficiency within twenty (20) days after Landlord sends Tenant a statement therefor. If said payments exceed Tenant's share of Operating Expenses, Tenant shall be entitled to offset the excess against any payments of Minimum Annual Rental next thereafter becoming due to Landlord, or Tenant shall, following the expiration of the Term, be entitled to a refund of such excess. Operating Expenses for a partial calendar quarter or calendar year at the commencement or expiration of the Term shall be prorated on a daily basis for the period from the day of commencement of such partial quarter or year to the end of such partial quarter or year by reference to the amount of the Operating Expenses for such quarter or year (based upon a 90 day quarter or a 360 day year). Tenant shall have the same rights to inspect and audit the Operating Expenses as Tenant has under this Lease with respect to Taxes.

ARTICLE 20
DAMAGE AND RECONSTRUCTION

     SECTION 20.01 INSURED CASUALTY. In the event the Demised Premises are damaged by fire or other casualty covered by the property insurance carried by Landlord and the property insurance carried or required by this Lease to be carried by Tenant, this Lease shall remain in full force and effect, subject to the rights to terminate this Lease herein provided, and the Minimum Annual Rental and, to the extent reimbursed to Landlord from the proceeds of insurance from time to time carried by Landlord pursuant to Section 9.06, the Additional Rental payable hereunder shall be abated in proportion to the Floor Area of the Demised Premises rendered untenantable by the casualty from the date of the casualty until Tenant is required by this Lease to reopen the damaged portion of the Demised Premises for business. If the Demised Premises are so damaged and this Lease is not terminated, Landlord shall restore the Landlord's Work specified in Exhibit "C," and Landlord may elect, with respect to the Tenant's Work specified in Exhibit "C," either to restore such work or to require Tenant to restore the same, except that in no event shall Landlord be required to repair or replace Tenant's trade fixtures, furnishings, inventory or other personal property. If Landlord elects to restore Tenant's Work, Tenant shall direct its insurer to pay to Landlord the proceeds payable under Tenant's insurance policies with respect to Tenant's Work and shall pay to Landlord, within ten (10) days after Landlord's written request, the amount of any deficiency between such proceeds and the amount anticipated to be expended or actually expended by Landlord in restoring Tenant's Work. If Landlord elects to require Tenant to restore Tenant's Work, Tenant shall at its sole cost and expense, within sixty (60) days following the casualty or, if any of Landlord's Work was damaged by the casualty, within sixty (60) days after Landlord's Work is sufficiently completed to permit Tenant to commence Tenant's Work, commence and diligently pursue completion Tenant's Work in accordance with Exhibit "C." Tenant shall reopen the entirety of the Demised Premises for business upon completion of the restoration thereof.

     SECTION 20.02 UNINSURED CASUALTY. In the event the Demised Premises are damaged by a casualty not covered by the fire and extended coverage insurance carried by Landlord or the fire and extended coverage insurance carried or required by this Lease to be carried by Tenant, this Lease shall continue in full force and effect unless terminated as herein provided. If the Demised Premises are so damaged and this Lease is not terminated, Landlord shall at its sole cost and expense restore Landlord's Work, and Tenant shall at its sole cost and expense restore Tenant's Work, all as provided in Exhibit "C." Tenant shall reopen the entirety of the Demised Premises for business upon completion of the restoration thereof.

     SECTION 20.03 OBLIGATIONS FOLLOWING- CASUALTY. In the event of damage to the Demised Premises by any casualty, Tenant shall continue the operation of its business in and from the Demised Premises following the casualty and during any period of restoration to the extent reasonably practicable from the standpoint of prudent business management, and the obligation of Tenant to pay rentals and charges under this Lease shall remain in full force and effect except as otherwise provided herein. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use either of the whole or any part of the Demised Premises or the Shopping Center or of Tenant's personal property, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience, annoyance or damage occasioned by any casualty or the repair, reconstruction or restoration of the damage caused by the casualty.

     SECTION 20.04 TERMINATION.

     (a) If in the opinion of a licensed architect or engineer appointed by Landlord, the Demised Premises are damaged to such an extent that the damage cannot be repaired or restored within two hundred ten (210) days from the date of such occurrence, Landlord may, in its sole and absolute discretion, terminate this Lease by written notice to Tenant given within ninety (90) days following such casualty.

     (b) In the event of a total destruction of the Demised Premises, or in the event of a partial or total destruction thereof during the last three (3) years of the Term, or in the event of substantial destruction of the Shopping Center (thirty-five percent (35%) or more of the replacement cost thereof), Landlord shall have the right, in its sole and absolute discretion, to terminate this Lease by written notice to Tenant given within ninety (90) days following the casualty.

     (c) In the event the Demised Premises or the building in which they are located is damaged as the result of a casualty not covered by the fire and extended coverage insurance of Landlord and of Tenant, or in the event the Demised Premises or such building are damaged and the proceeds of insurance recovered or recoverable as a result of the casualty are not sufficient to pay fully for the cost of restoration thereof, then Landlord may terminate this Lease by written notice given to Tenant within ninety (90) days following the casualty or, if later, within ninety (90) days following Landlord's determination that the casualty is not so covered or that such proceeds are insufficient.

         (d) Upon any termination of this Lease under any of the provisions of this Section, the parties shall be released thereby without further obligation to the other party coincident with the surrender of possession of the Demised Premises to Landlord, except for obligations which have theretofore accrued and be then unpaid or unperformed. In the event of termination, all proceeds from the fire and extended coverage insurance carried by Tenant under Section 9.01 covering the leasehold improvements in the Demised Premises, but excluding proceeds for Tenant's trade fixtures, furnishings, equipment, inventory and other personal property, shall be disbursed and paid to Landlord.

         SECTION 20.05 LEASE PROVISIONS GOVERN. Except as herein provided, there shall be no obligation to repair or rebuild in the case of fire or other casualty. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Demised Premises which Landlord is obligated to restore or may restore under any of the provisions of this Lease. Tenant hereby waives any rights it may have to construe any damage to the Demised Premises as a constructive eviction unless such damage was caused by the gross negligence or willful misconduct of Landlord..

ARTICLE 21
BANKRUPTCY; FINANCIAL CONDITION

         SECTION 21.01 BANKRUPTCY OR INSOLVENCY. Tenant agrees that in the event
(i) all or substantially all of Tenant's assets are placed in the hands of a receiver or trustee, and such receivership or trusteeship continues for a period of sixty (60) days, or (ii) Tenant makes an assignment for the benefit of creditors or is finally adjudicated a bankrupt, or (iii) Tenant institutes any proceedings under the Bankruptcy Code as the same now exists or under any amendment thereto which may hereafter be enacted, or under any other act relating to the subject of bankruptcy, including, but not limited to, any proceeding wherein Tenant seeks to be adjudicated a bankrupt, or to be discharged of its debts, or to effect a plan of liquidation, composition, extension or reorganization, or (iv) any involuntary proceeding is filed against Tenant under any such bankruptcy laws and such proceeding not be removed within ninety (90) days thereafter, then this Lease and any interest of Tenant in and to the Demised Premises shall not become an asset in any of such proceedings and, in any such events and in addition to any and all rights or remedies of Landlord hereunder or by law provided, it shall be lawful for Landlord to declare the Term ended and to reenter the Demised Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder. Landlord shall also have the rights specified above in this Section 21.01 in the event that any of the events specified above shall occur in respect of any guarantor of this Lease.

         SECTION 21.02 FINANCIAL CONDITION OF TENANT. Within fifteen (15) days after written request therefor by Landlord, Tenant shall supply to Landlord and/or any holder of a mortgage, and/or to a mortgagee or proposed mortgagee, and/or to a prospective purchaser or transferee of Landlord's interest in the Shopping Center, publicly available financial statements (filed with the SEC) of Tenant and of any guarantor of this Lease prepared in accordance with generally accepted accounting principles, consistently applied, and accurately reflecting the financial condition of Tenant, together with such additional financial information as may be required by any such party.

ARTICLE 22
LANDLORD'S REMEDIES

         SECTION 22.01 DEFAULT BY TENANT.

         (a) It is expressly understood and agreed that the default by Tenant in the prompt and full performance of any promise, covenant or agreement contained in this Lease shall be and shall be deemed to be a breach by Tenant entitling Landlord to avail itself of all remedies available to Landlord pursuant to the terms hereof.

         (b) Should Tenant at any time fail to pay when due any rental payments or other charges payable by Tenant and should such default continue for a period of three (3) days after written notice from Landlord to Tenant, or should Tenant default in the prompt and full performance of any other of its promises, covenants or agreements herein contained and should such default continue for more than a reasonable time (in no event to exceed twenty (20) days) after written notice thereof from Landlord to Tenant, or should Tenant vacate or abandon the Demised Premises; then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease and exercise any one or more of the rights and remedies specified in or reserved pursuant to this Lease. Any notice given by Landlord pursuant to this Section 22.01(b) may be the notice required or permitted pursuant to any applicable statute or law, and the provisions of this Lease shall not require the giving of a notice in addition to any such statutory or legal notice in connection with the exercise by Landlord of its rights and remedies under this Lease. The periods herein specified within which Tenant is permitted to cure any default following notice from Landlord shall run concurrently with any cure period provided by applicable laws.

         (c) In the event of any re-entry or taking possession of the Demised Premises, Landlord shall, in addition to its other rights and remedies under this Lease and applicable laws, have the right, but not the obligation, to remove therefrom all or any part of the personal property located therein and may place the same in storage at a public warehouse at the expense and risk of Tenant. In the event Tenant shall vacate or abandon the Demised Premises and leave any of its personal property therein, all such personal property shall be conclusively deemed abandoned by Tenant in favor of Landlord if Tenant shall not have removed the same from Demised Premises prior to Tenant's vacating or abandoning the Demised Premises.

     (d) Notwithstanding the foregoing provisions of this Section 22.01, Landlord agrees that if the default complained of, other than for the payment of monies, is of such a nature that the same cannot be rectified or cured within the period requiring such rectification or curing as specified in the written notice relating thereto, then such default shall be deemed to be rectified or cured if Tenant within such period shall have commenced the rectification and curing thereof and shall continue thereafter with all due diligence to cause such rectification and curing and does so complete the same with the use of such diligence as aforesaid.

     (e) Notwithstanding any right to cure conferred upon Tenant pursuant to this Lease, if, within any twelve-month period during the Term, Tenant shall have been in default two or more times in the payment of Minimum Annual Rental, Percentage Rental or Additional Rental or in the performance of any other of its promises, covenants or agreements contained in this Lease, and if Landlord, because of such defaults, shall have served upon Tenant two or more written notices of default, then, any and each subsequent default under this Lease shall be deemed incurable and Landlord may upon such subsequent default exercise the rights and remedies reserved to Landlord under this Lease without further notice or right to cure on behalf of Tenant.

     SECTION 22.02 LANDLORD'S RIGHTS AND REMEDIES.

     (a) Upon the occurrence of any one or more events as described in Section 22.01(b), Landlord may treat the same as a breach of this Lease and thereupon at its option, without further notice or demand of any kind to Tenant or any other person, in addition to all other legal or equitable remedies, exercise the following described remedies:

                  (i) Landlord may elect to terminate this Lease and the Term created hereby, in which event Landlord forthwith may repossess the Demised Premises and Tenant shall pay at once to Landlord as liquidated damages a sum of money equal to the Rent to be paid by Tenant to Landlord for the balance of the Term less the fair rental value of the Demised Premises for said period. In the computation of such damages the difference between any installment of Rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of six percent (6%) per annum. If Demised Premises or any part thereof be re-let by Landlord for the unexpired Term, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of Rent reserved upon such reletting shall be deemed prima facie to be the fair and reasonable rental value for the part or the whole of the Demised Premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

                  (ii) Landlord may elect to terminate Tenant's right of possession without termination of this Lease, in which event Tenant agrees to surrender possession and vacate the Demised Premises immediately and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license without notice to enter into and upon the Demised Premises, in whole or in part, with or without process of law by force or otherwise and to repossess the Demised Premises or any part thereof and to expel or remove Tenant and any other person, firm or corporation who may be occupying or within the Demised Premises or any part thereof and remove any and all property therefrom without terminating this Lease or releasing Tenant in whole or in part from Tenant's obligation to pay Rent and perform any of the covenants, conditions and agreements to be performed by Tenant as provided in this Lease and without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing Landlord's right to Rent or any other right of Landlord in this Lease or by operation of law.

         (b) Upon and after entry into possession without terminating this Lease, Landlord may, but shall not be obligated to, relet all or any part of the Demised Premises for the account of Tenant for such rent and upon such terms and to such person, firm or corporation and for such period or periods as Landlord in Landlord's sole discretion shall determine, and Landlord shall not be required to accept any tenant offered by Tenant, to observe any instruction given by Tenant about such reletting or to do any act or exercise any care or diligence with respect to such reletting. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Demised Premises to the extent deemed by Landlord desirable or convenient. If the consideration collected by Landlord upon any such reletting for Tenant's account is not sufficient to pay the Rent reserved in this Lease together with an amount equal to five percent (5%) of the Rent provided for in any new lease, as liquidated damages, and the cost of repairs, alterations, additions, redecorating and Landlord's other expenses, Tenant agrees to pay to Landlord the deficiency upon demand.

         (c) The service of demand for possession, a notice that the tenancy hereby created will be terminated on the date therein named, institution of an action of forcible detainer or ejectment or the entering of a judgment for possession in such action, or any other act or acts resulting in the termination of Tenant's right to possession of the Demised Premises shall not relieve Tenant from Tenant's obligation to pay the Rent hereunder during the balance of the Term or any extension thereof, except as herein expressly provided. Landlord may collect and receive any Rent due from Tenant, and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive, affect, change, modify or alter the rights or remedies which Landlord has in equity or at law or by virtue of this Lease.

         SECTION 22.03 GENERAL PROVISIONS CONCERNING REMEDIES.

         (a) For purposes of this ARTICLE 22, the term "Rent" shall be deemed to be the Minimum Annual Rental and all Additional Rental, including all sums required to be paid by Tenant pursuant to the terms of this Lease, whether or not designated as Additional Rental. If Landlord shall at any time be entitled to Rent or liquidated damages pursuant to any of the covenants, conditions or agreements of this Lease either (i) after termination of Tenant's right to possession without termination of this Lease or (ii) after the termination of this Lease, Landlord shall recover and Tenant agrees to pay all sums so due. For the purpose of calculating the amount owing in respect of Percentage Rental, either in calculating Landlord's damages or in determining the amount of Percentage Rental that would have been payable to Landlord if Tenant had continuously operated its business as required by this Lease, the annual amount due in respect of Percentage Rental shall be the highest amount of Percentage Rental accruing in any calendar year during (i) the immediately preceding three
(3) calendar years, or (ii) such shorter period if the Term prior to termination was less than three (3) calendar years. For the purpose of calculating Landlord's damages by reason of Tenant's failure to pay all other sums that would have been payable hereunder, such sums shall be those sums that are payable as of the time of the award under the terms and conditions of this Lease.

         (b) Except as set forth in this Lease, Tenant shall be obligated to make all Rent and other payments under this Lease without offset or deduction of any kind. Tenant agrees that Tenant's obligations under this Lease, including, without limitation, the payment of Rent, are independent covenants and are not conditioned on the covenants or warranties of Landlord.

         (c) The rights and remedies given to Landlord in this Article shall be in addition and supplemental to all other rights or remedies which Landlord may have under laws then in force. The acceptance of liquidated damages by Landlord under any of the provisions of this Lease shall not preclude Landlord from the enforcement of any of the covenants or agreements of this Lease, nor shall any other act which infers recognition of the tenancy operate as a waiver of Landlord's right to terminate this Lease, or operate as an extension of this Lease.

         (d) The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, or of any right of Landlord to a forfeiture of this Lease by reason of such breach, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rental. No term, covenant or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord.

         (e) To the extent permitted by law, Landlord shall have the right to seek specific performance and/or injunctive relief for any default by Tenant of its obligations under this Lease.

         (f) Tenant hereby consents and agrees that the courts of the State in which the Shopping Center is located shall have jurisdiction over its person in actions arising under or relating to this Lease, and Tenant agrees that any action brought by it arising out of or relating to this Lease shall be filed in such State.

         (g) Time is of the essence with respect to the performance by Tenant of each and all of its obligations under this Lease.

         SECTION 22.04 WAIVER OF RIGHT TO TRIAL BY JURY. Landlord and Tenant hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding or hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute or regulation, emergency or otherwise, now or hereafter in effect.

ARTICLE 23
EMINENT DOMAIN

         SECTION 23.01 TOTAL CONDEMNATION. In the event the entire Demised Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, this Lease shall terminate and expire as of the date Tenant is actually dispossessed, and Landlord and Tenant shall each thereupon be released from any liability thereafter accruing hereunder.

         SECTION 23.02 PARTIAL CONDEMNATION. In the event more than twenty-five percent (25%) of the square footage of Floor Area of the Demised Premises is taken under the power of eminent domain by any public or quasi-public authority, or if by reason of any appropriation or taking, regardless of the amount so taken, the remainder of the Demised Premises is not one undivided parcel of property, either Landlord or Tenant shall have the right to terminate this Lease as of the date Tenant is required to vacate a portion of the Demised Premises, upon giving notice in writing of such election within thirty (30) days after Landlord gives Tenant written notice that said Demised Premises have been so appropriated or taken. Landlord shall also have the right to terminate this Lease by notifying Tenant of its election within thirty (30) days of any appropriation or taking if so much of the Shopping Center is taken that in Landlord's sole judgment the remainder cannot be restored to a functional or economically viable whole or restoration is otherwise not warranted. In the event of such termination, both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder. Landlord agrees immediately after learning of any appropriation or taking to give to Tenant notice in writing thereof.

         SECTION 23.03 EFFECT ON LEASE.

         (a) If this Lease is terminated in either manner herein above provided, Landlord shall be entitled to the entire award or compensation in such proceedings, but the rental and other charges for the last month of Tenant's occupancy shall be prorated and Landlord agrees to refund to Tenant any rent or other charges paid in advance. Tenant shall have the right to receive compensation or damages only for its fixtures and personal property, and such right shall not be affected in any manner hereby.

         (b) If both Landlord and Tenant elect not to so terminate this Lease, Tenant shall remain in that portion of the Demised Premises which shall not have been appropriated or taken as herein provided, or in the event less than. twenty-five percent (25 %) of the square footage of Floor Area of the Demised Premises shall be appropriated under the power of eminent domain by any public or quasi-public authority, and the remainder thereof is an undivided parcel of property, then in either such event, as soon as reasonably possible, the Demised Premises on the land remaining shall be restored by Landlord and Tenant in accordance with their respective obligations to perform Landlord's Work and Tenant's Work as set forth in Exhibit "C." Thereafter the Minimum Annual Rental and Annual Breakpoint shall be reduced in proportion to the reduction in the Floor Area of the Demised Premises. Landlord shall be entitled to receive the total award or compensation in such proceedings; provided, however, any part of such award or compensation allocated for Tenant's improvements shall be applied toward payment for "Tenant's Work" set forth in Exhibit "C."

         (c) For the purpose of this Article only, a voluntary sale or conveyance in lieu of condemnation, but under threat of condemnation, shall be deemed an appropriation or taking under the power of eminent domain.

ARTICLE 24
ATTORNEYS' FEES

         SECTION 24.01 RECOVERY BY PREVAILING PARTY. In the event that at any time after the date hereof either Landlord or Tenant shall institute any action or proceeding against the other to enforce or interpret the provisions of this Lease (including without limitation unlawful detainer of the Demised Premises or for the recovery of any rent due hereunder), then and in that event, the prevailing party in such action or proceeding shall be entitled to recover from the other party hereto the reasonable attorneys' fees and all costs and disbursements incurred therein. If Landlord shall employ the services of an attorney by reason of any default or failure of timely performance by Tenant and suit is not brought by reason thereof, Tenant shall pay to Landlord, as Additional Rental, all reasonable attorneys' fees so incurred by Landlord. For purposes of this Article, a prevailing party shall include, without limitation, a party who brings an action against the other party by reason of the other party's breach or default and obtains substantially the relief sought, whether by compromise, settlement or judgment.

ARTICLE 25
SALE OF DEMISED PREMISES BY LANDLORD

         SECTION 25.01 TRANSFER OF LANDLORD'S INTEREST. Landlord shall have the absolute right at any time and from time to time to assign, convey or otherwise transfer its interest in the Demised Premises and this Lease, without consent of Tenant, and only the current owner of the Demised Premises shall be obligated to perform the covenants and obligations of the Landlord set forth in this Lease. Upon any sale, conveyance or other transfer of the Demised Premises by Landlord, the transferor automatically shall be relieved of liability for any obligation or liability thereafter accruing, except for any security deposit under this Lease retained by the transferor.

ARTICLE 26
SUBORDINATION, ATTORNMENT, ESTOPPEL CERTIFICATE

         SECTION 26.01 SUBORDINATION AND ATTORNMENT. Landlord and Tenant agree that this Lease and all of Tenant's rights hereunder be and hereby are made subject and subordinate at all times to any and all ground and underlying leases and to any and all mortgages in any amounts and all advances thereon which may now exist or hereafter be placed upon the Shopping Center and to any and all renewals, modifications, consolidations, participations, replacements and extensions thereof. The term "mortgage" as used herein shall be deemed to include a bond, mortgage, trust indenture, and deed of trust. The aforesaid provisions shall be self-operative and no further instrument of subordination shall be required to effectuate any such subordination. In the event Landlord or any lessor, mortgagee, trustee, beneficiary or other party benefited by such subordination desires confirmation of such subordination, Tenant shall execute promptly and without charge therefor any certificate that may be requested. Such certificate shall also contain, at the election of Landlord or any lessor, mortgagee, trustee, beneficiary or other party benefited by such subordination, an agreement whereby Tenant will attorn to said lessor, mortgagee, trustee, beneficiary or other benefited party as Landlord in the event of a foreclosure or termination of such ground or underlying lease, or to any party taking title through said party in such event. Notwithstanding the provisions hereof, should any lessor, mortgagee, trustee, beneficiary or other party require that this Lease be prior rather than subordinate to its lease or mortgage, or require that Tenant attorn to said lessor, mortgagee, trustee, beneficiary or other party as Landlord in the event of a foreclosure of such mortgage or termination of such ground or underlying lease, or to any party taking title through said party in such event, then this Lease shall become prior and superior to such lease or mortgage, or Tenant shall so attorn, upon written notice to that effect to Tenant from such lessor, mortgagee, trustee, beneficiary or other party. The aforesaid superiority of this Lease to any mortgage or lease, and the attormnent by Tenant to such lessor, mortgagee, trustee, beneficiary or other party, shall be self-operative upon the giving of such notice and no further documentation other than such written notice shall be required to effectuate such superiority or attornment. In the event Landlord or such lessor, mortgagee, trustee, beneficiary or other party desires confirmation of such superiority or attornment, Tenant shall promptly upon request therefor by Landlord or any lessor, mortgagee, trustee, beneficiary or other party, and without charge therefor, execute a document acknowledging such priority or attornment obligation to the lessor, mortgagee, trustee, beneficiary or other party (or any party acquiring title through such party) as Landlord in the event of foreclosure or deed in lieu thereof or termination of lease. Tenant hereby constitutes and appoints Landlord the Tenant's attorney-in-fact to execute any such certificates or documents for and on behalf of Tenant if Tenant shall fail to do so within ten (10) days after demand. The foregoing appointment of Landlord as Tenant's attorney-in-fact is coupled with an interest and is irrevocable. Landlord will obtain a non-disturbance agreement from the lender in substantially the same form as the agreement attached hereto as Addendum No. 3.

         SECTION 26.02 ESTOPPEL CERTIFICATE. Tenant shall at any time and from time to time, upon not more than ten (10) days written notice from Landlord, duly complete, execute, acknowledge and deliver to and for the benefit of Landlord or such other person as Landlord may designate an estoppel certificate in the form set forth in Exhibit "B" hereto, or in such other form as Landlord may reasonably request. In completing such certificate, Tenant may indicate thereon any exception which exists at that time and to which Landlord shall have no objection. Any such statement may be relied upon by any prospective purchaser or lender upon the security of the real property of which the Shopping Center and the Demised Premises are a part. Tenant's failure to deliver such statement within such time shall be conclusive and binding upon Tenant that the matters set forth in Exhibit "B" are true without exception and that no more than one
(1) month's Minimum Annual Rental and Additional Rental has been paid in advance.

ARTICLE 27
ADVERTISING AND PROMOTION

         SECTION 27.01 PROMOTIONAL AND MEDIA FUNDS.

         (a) Tenant shall pay to Landlord, commencing on the Rent Start Date, an annual Promotional and Media Fund as specified in ARTICLE 1, subject to the increases hereinafter provided, payable in advance monthly or quarterly at Landlord's election, on the first (lst) day of each calendar month or calendar quarter, as the case may be. The Promotional Fund and Media Fund shall be increased effective on January 1 of each year by the lesser of (i) three percent (3%) of the previous year's fee, on a cumulative basis or (ii) the increase in the C.P.I. (defined to mean the Consumer Price Index - All Urban Consumers ("CPI-U"), Denver Metropolitan Area, as published by the United States Department of Labor, Bureau of Labor Statistics, over the CPIU for the month and year in which this lease is dated (1998 = 100).

         (b) Landlord shall use, pay and disburse the Promotional and Media Funds paid by Tenant for the advertising, promotion and marketing of the Shopping Center in such manner as Landlord, in its good faith business judgment, shall determine to be appropriate, including payment of the costs and expenses of Landlord's marketing staff and of other personnel of Landlord in the proportion that their responsibilities relate to services as described in this Section, together with office and other overhead expense and the other costs and expenses paid and incurred by Landlord in connection with advertising, promotion or marketing. The marketing staff and services shall be under the exclusive control and supervision of Landlord.

         SECTION 27.02 INITIAL ASSESSMENT. Tenant shall also pay to Landlord, within ten (10) days after Landlord sends Tenant an invoice therefor, a one-time initial promotional charge in the amount of the Initial Assessment specified in
ARTICLE 1.

ARTICLE 28
CAPTIONS AND TERMS

         SECTION 28.01 CAPTIONS. The captions of Articles and Sections of this Lease are for convenience only, are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease. Except as otherwise specifically stated in this Lease, the "Term" shall include the original Term and any extension, renewal or holdover thereof.

         SECTION 28.02 NUMBER AND GENDER. If more than one (1) person or corporation is named as Landlord or Tenant in this Lease and executes the same as such, then and in such event, the words "Landlord" or "Tenant" wherever used in this Lease are intended to refer to all such persons or corporations, and the liability of such persons or corporations for compliance with and performance of all the terms, covenants and provisions of this Lease shall be joint and several. The neuter pronoun used herein shall include the feminine or the masculine as the case may be, and the use of the singular shall include the plural.

ARTICLE 29
NOTICES

         SECTION 29.01 NOTICES. Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall, except as otherwise provided herein, not be deemed to be given or served unless such notice is in writing and personally delivered, or forwarded by certified or registered mail, or sent for next-day delivery through a courier or delivery company providing nationwide service, addressed to the addressee at the address specified in ARTICLE 1 hereof. Either party may change such address by written notice by certified or registered mail to the other given at least ten (10) days prior to the effective date of the change.

ARTICLE 30
OBLIGATIONS OF SUCCESSORS

         SECTION 30.01 SUCCESSORS AND ASSIGNS. The parties hereto agree that all the provisions hereof are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph hereof, and that all of the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no rights shall inure to the benefit of any unpermitted successor or unpermitted assignee or other transferee of Tenant.

ARTICLE 31
CONSENT OF LANDLORD AND TENANT

         SECTION 31.01 CONSENTS AND APPROVALS. Wherever in this Lease Landlord or Tenant is required to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld, unless this Lease expressly provides that the consent or approval may be given at the discretion or in the judgment of a party. Consent by Landlord shall not be deemed to be unreasonably withheld where, under the terms and provisions of the Agreement referred to in ARTICLE 10 of this Lease, consent is also required of one or more of the other parties to the Agreement.

ARTICLE 32
SECURITY DEPOSIT

         SECTION 32.01 DEPOSIT WITH LANDLORD. Tenant shall deposit with Landlord the sum specified in ARTICLE 1 hereof as "Security Deposit" before or immediately upon the full execution and delivery hereof. Landlord may condition delivery of possession of the Demised Premises to Tenant upon Tenant's deposit of the Security Deposit, and any delay in delivery of possession attributable to Tenant's failure to deposit the Security Deposit as herein required shall not delay the Commencement Date or excuse any failure of Tenant to perform its obligations hereunder. The Security Deposit shall be held by Landlord, without liability for payment of income from or interest on said deposit, as security for the faithful performance by Tenant of all terms of this Lease by said Tenant to be observed and performed. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the written consent of Landlord and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. The acceptance by Landlord of any amount tendered by Tenant as the Security Deposit shall not render this Lease effective unless and until Landlord shall have delivered to Tenant a counterpart of this Lease duly executed by Tenant and Landlord. Notwithstanding anything contained herein to the contrary, Landlord will accept an irrevocable letter of credit in the amount of the Security Deposit from a bank with a Standard and Poor's debt rating of A or better.

         SECTION 32.02 APPLICATION OF SECURITY DEPOSIT.

         (a) Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply the entire Security Deposit or so much thereof as may be necessary to remedy defaults in the payment of any rental or other charge hereunder, to repair damages to the Demised Premises caused by Tenant, to clean the Demised Premises upon the expiration or termination of this Lease, or otherwise to compensate Landlord for any loss or damage sustained due to any breach or default on the part of Tenant, and Tenant shall forthwith upon demand restore the Security Deposit to the original sum deposited. Should Tenant comply with all of said terms and promptly pay all of the rentals as they fall due and all other sums payable by Tenant to Landlord, then, not later than sixty (60) days after the end of the Term, the Security Deposit, or the balance thereof, after all rentals and charges to be paid by Tenant hereunder have been determined and deducted therefrom, shall be returned in full to Tenant.

         (b) In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to filing of such proceedings.

         (c) Landlord may deliver the funds deposited hereunder by Tenant to the purchaser of Landlord's interest in the Demised Premises in the event that such interest be sold and thereupon Landlord shall be discharged from any further liability with respect to the Security Deposit, and this provision shall also apply to any subsequent transfers of Landlord's interest in the Demised Premises.

ARTICLE 33
LANDLORD'S AGENTS AND DESIGNEES

         SECTION 33.01 MANAGEMENT OF SHOPPING CENTER. Landlord may at any time and from time to time during the Term designate one or more agents, independent contractors or other persons to perform some or all of the obligations of Landlord to be kept and performed under this Lease, including but not limited to those relating to the promotion, management, maintenance, repair and operation of all or a portion of the Demised Premises and the Shopping Center. Landlord may by written notice to Tenant require that part or all of the rentals, charges or fees due hereunder shall be paid directly to any such person or persons, and each such person shall thereafter have the rights and privileges granted to Landlord hereunder in respect of the collection and use of such sums.

ARTICLE 34
DEFAULTS BY LANDLORD

         SECTION 34.01 TENANT'S REMEDIES.

         (a) In the event Landlord shall neglect or fail to perform or observe any of the covenants, provisions or conditions contained in this Lease on its part to be performed or observed for thirty (30) days after written notice of default (or if more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to proceed diligently to cure such default after written notice thereof), then in that event Tenant may recover for any and all damages sustained by Tenant as a result of Landlord's breach; provided, however, it is expressly understood and agreed that any money judgment resulting from any default or other claim arising under this Lease shall be satisfied only out of the rents, profits and other income (called "Income" for purposes of this Section 34.01 only) actually received from the operation of the Shopping Center, and no other real, personal or mixed property of Landlord or any of its partners, shareholders, owners, members, officers, directors or agents, wherever situated, shall be subject to levy on any such judgment, that Landlord shall not have any personal liability whatsoever under this Lease, and that if the Income is insufficient for the payment of such judgment, Tenant will not institute any further action, suit, claim, or demand, in law or in equity, against Landlord or any of its partners, shareholders, owners, members, officers, directors or agents for or on the account of such deficiency. Tenant hereby waives any right to any money judgment against Landlord except to the extent the same can be satisfied from the Income actually received by Landlord from the Shopping Center.

         (b) Notwithstanding anything herein contained to the contrary, Tenant hereby waives, to the extent waivable under law, any right to specific performance or injunctive relief in the event of Landlord's default referred to herein, and Tenant expressly agrees that except as provided in the immediately following sentence, Tenant's remedy shall be limited to the monetary damages recoverable upon the terms and conditions set forth in this Section 34.01. Notwithstanding the foregoing, in the event of failure by Landlord to give any consent, as provided in Section 31.01, Tenant shall be entitled to specific performance at law, but in no event shall Landlord be responsible in monetary damages for failure to give such consent unless said consent is withheld maliciously or in bad faith.

         SECTION 34.02 MORTGAGEE PROTECTION. If the Demised Premises or any part thereof are at any time subject to a first mortgage or a first deed of trust and this Lease or the rentals due from Tenant hereunder are assigned to such mortgagee, trustee or beneficiary (called "Assignee" for purposes of this Section 34.02 only) and Tenant is given written notice thereof, including the post office address of such Assignee, then Tenant shall give written notice to such Assignee, specifying the default in reasonable detail, and affording such Assignee a reasonable opportunity to make performance for and on behalf of Landlord. If and when the said Assignee has made performance on behalf of Landlord, such default shall be deemed cured.

ARTICLE 35
LATE OPENING CHARGE

         SECTION 35.01 FAILURE TO OPEN FOR BUSINESS. In the event Tenant shall fail to open its store for business within the time limit set forth in Section 4.02, then, in order to compensate Landlord for its loss, Tenant shall pay to Landlord as Additional Rental, over and above the Minimum Annual Rental and other charges to be paid by Tenant to Landlord hereunder but in lieu of any liquidated damages payable pursuant Section 16.01(b), a sum equal to one-half (1/2) times the Minimum Annual Rental which would otherwise have been due to Landlord by Tenant had Tenant opened its store for business within the time limited set forth in Section 4.02 as the "Late Opening Charge," as liquidated and agreed upon damages for each full or partial month that Tenant shall have failed to open its store for business. This remedy shall be in addition to any and all other remedies provided in this Lease or by law to Landlord in the event of default by Tenant. Such Additional Rental shall be deemed in lieu of any Percentage Rental that might have been earned during the period of Tenant's failure to open. Notwithstanding anything contained herein to the contrary, this
Section 35.01 shall not apply to a failure to open for business occasioned by acts of force majeure.

ARTICLE 36
MISCELLANEOUS

         SECTION 36.01 NO OBLIGATIONS TO OTHERS. It is agreed that nothing contained in this Lease shall be deemed or construed as creating a partnership or joint venture between Landlord and Tenant or between Landlord and any other party, or cause Landlord to be responsible in any way for the debts or obligations of Tenant or any other party. The parties hereto do not intend to confer enforceable rights upon any person not a party hereto except as may be specifically provided herein.

         SECTION 36.02 REPAIRS. Tenant hereby waives any statutory right to make repairs at Landlord's expense. With respect to any casualty to or destruction which Landlord is obligated to repair or may repair under any of the provisions of this Lease, each of Landlord and Tenant hereby waive any and all statutory rights to terminate or otherwise affect this Lease by reason of the casualty or destruction.

         SECTION 36.03 PARTIAL INVALIDITY. It is agreed that if any provisions of this Lease shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. It is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

         SECTION 36.04 CORPORATION AS TENANT. In the event Tenant hereunder shall be a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that (i) Tenant is a duly qualified corporation and all steps have been taken prior to the date hereof to qualify Tenant to do business in the State where the Shopping Center is situated, (ii) all franchise and corporate taxes have been paid to date, and (iii) all further forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due.

         SECTION 36.05 ENTIRE AGREEMENT; AMENDMENTS. It is understood that there are no oral or written agreements or representations between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all negotiations, arrangements, representations, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. No amendment or modification of this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party hereto.

         SECTION 36.06 NO OTHER REPRESENTATIONS. Tenant expressly acknowledges that it has not entered into this Lease in reliance upon any representation, warranty, agreement or understanding, either oral or written, which is not specifically set forth herein. Landlord reserves the absolute right to effect such other tenancies in the Shopping Center as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interests of the Shopping Center. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or number of tenants shall during the Term occupy any space in the Shopping Center, except as expressed by a separate letter agreement. The parties acknowledge that Tenant may have general and specific requirements and needs relating to the operation of its business from the Demised Premises, and Landlord and Tenant are entering into this Lease in reliance solely upon Tenant's expertise and ability to evaluate the suitability of the Demised Premises and Shopping Center for the conduct of Tenant's business. Tenant hereby waives any implied warranty of suitability or habitability or any other warranty arising by implication or law relating to the value, condition or suitability of the Demised Premises or the Shopping Center. Tenant has entered into this Lease without reliance upon any obligation of Landlord to make, and Tenant agrees that Landlord shall not be obligated to make, any disclosures concerning the value, condition or suitability of the Demised Premises.

         SECTION 36.07 GOVERNING LAW. The laws of the State where the Shopping Center is situated shall govern the validity, performance and enforcement of this Lease. Although the printed provisions of this Lease were drawn by Landlord, this Lease shall not be construed either for or against Landlord or Tenant.

         SECTION 36.08 WAIVER. A waiver of any breach, default or condition shall not be a waiver of any other breach, default or condition. Landlord's consent to, or approval of, any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent similar act by Tenant.

         SECTION 36.09 PREVENTION OR DELAY. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to the Minimum Annual Rental and the Additional Rental to be paid by Tenant pursuant to this Lease. Notwithstanding anything to the contrary contained in this Section 36.09, in the event any work performed by Tenant or Tenant's contractor results in a strike, lockout and/or labor dispute, such strike, lockout, and/or labor dispute shall not excuse the performance by Tenant as provided for herein.

         SECTION 36.10 NO REDEMPTION. Tenant hereby expressly waives any and all rights of redemption and relief from forfeiture granted by or under any present or future laws in the event of any judgment declaring a forfeiture of or terminating this Lease for any cause, or in the event of Landlord obtaining possession of the Demised Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise. The rights given to Landlord herein are in addition to any rights that may be given to Landlord by any statute or otherwise.

         SECTION 36.11 TENANT'S CONTRACTORS. Tenant shall use best efforts to perform or cause Tenant's contractor to perform all work in the making and/or installation of any repairs, alterations or improvements (including improvements and fixtures specified in Exhibit "C") in a manner so as to avoid any labor dispute which causes or is likely to cause stoppage or impairment of work or delivery service or any other services in the Shopping Center, In the event there shall be any such stoppage or impairment as the result of any such labor dispute or potential labor dispute, Tenant shall immediately undertake such action as may be necessary to eliminate such dispute or potential dispute, including, but not limited to, (a) removing all disputants from the job site until such time as the labor dispute no longer exists, (b) seeking an injunction in the event of a breach of contract between Tenant and Tenant's contractor, and
(c) filing appropriate unfair labor practice charges in the event of a union jurisdictional dispute.

         SECTION 36.12 NO SUBSURFACE OR AIRSPACE RIGHTS. It is agreed by the parties hereto that this Lease shall confer no rights with regard to the subsurface of the land under or the airspace over the Demised Premises, nor any rights with regard to air, light or view.

         SECTION 36.13 EXECUTION BY LANDLORD. Landlord represents and warrants to Tenant that this Lease needs to be executed by only Denhill Denver, L.L.C., as General Partner, in order to be fully effective and binding on Landlord.

         SECTION 36.14 FINANCIAL AND OWNERSHIP STATEMENTS. As a material inducement to Landlord to enter into this Lease with Tenant, Tenant has submitted to Landlord, prior to the execution hereof, Tenant's financial statements which Tenant covenants, warrants and represents to be complete and accurate in all respects, and to accurately reflect the financial condition of Tenant as of the date of such financial statements. In addition, if Tenant is a corporation (excluding any corporation the stock of which is traded on the NASDAQ Stock Market or a national securities exchange registered with the Securities and Exchange Commission) or a partnership, Tenant has submitted to Landlord a certificate in the form of Exhibit "F" hereto disclosing to the extent therein required all of Tenant's shareholders and partners and their percentage of ownership of Tenant. Tenant warrants, covenants and represents that such certificate is accurate and complete, and that no other persons, corporations, partnerships or other entities have any ownership interest, whether legal or beneficial, in Tenant which is required to be and is not disclosed in such certificate. Tenant further agrees that in the event of any and each change in the ownership of Tenant that changes the information required to be disclosed in such certificate, Tenant shall immediately notify Landlord of such change in ownership, regardless of whether or not such change in ownership constitutes an Assignment.

         SECTION 36.15 BROKERAGE COMMISSIONS. Tenant represents and warrants that there are and shall be no claims for brokerage commissions or finder's fees in connection with the making of this Lease, and Tenant agrees to indemnify, defend and hold harmless Landlord from and against any liabilities arising from any claim for such a commission or fee, including attorneys' fees incurred in connection therewith, whether such claim arises before or after the expiration or termination of this Lease. Notwithstanding anything contained herein to the contrary, Landlord hereby agrees to pay brokerage commissions to Trammell Crow Denver, Inc. associated with this Lease in an amount and by the terms specified by a separate letter agreement.

         SECTION 36.16 HOLDING OVER. In the event that Tenant shall, without Landlord's prior written consent, fail to surrender possession of the Demised Premises at the end of the Term, no holdover tenancy shall be created, and Tenant shall be a tenant at sufferance with no right whatsoever to continue to use or occupy the Demised Premises. Any holding over with the prior written consent of Landlord after expiration of the Term shall be construed to be a tenancy from month to month at a minimum rent of one hundred fifty percent (150%) of the Minimum Annual Rental required to be paid by Tenant for the last year of the Term and shall otherwise be on the terms and conditions herein specified so far as applicable, including the payment of Percentage Rental and Additional Rental as herein provided. Any holding over without Landlord's consent shall entitle Landlord to recover possession of the Demised Premises as provided by this Lease and by law.

         SECTION 36.17 MODIFICATIONS OF MORTGAGE OR JOINT VENTURER. In the event any lending institution with whom Landlord has negotiated or shall hereafter negotiate for interim or permanent financing for the Shopping Center or Project or joint venturer with whom Landlord has negotiated for equity financing shall require a modification of this Lease as a condition to providing such financing, Landlord shall promptly provide written notice of the requirement to Tenant. If Tenant fails or refuses to agree to an make such modification within thirty (30) days after such notice, this Lease may be terminated by Landlord at any time prior to the date on which the term of this Lease commences. Provided, however, Tenant shall not be required to make any modifications which materially alters its economic rights, benefits and responsibilities under this Lease.

         SECTION 36.18 CONFIDENTIALITY. Notwithstanding anything contained herein to the contrary, Tenant shall disclose, or at the option of the Denver Urban Renewal Authority (the "Authority") upon receipt of a written request therefor, provided written consent to the City and County of Denver (the "City") directing the City to disclose, to the Authority monthly and annual gross sales of Tenant from the Demised Premises that are subject to municipal sales tax; provided that the Authority agrees to designate such information as "confidential, commercial and financial information", not subject to disclosure under the open records act, Colo. Rev. Stat. Sec. 24-72-201 et seq. The Authority's designation of such information as exempt from disclosure is subject to review by the appropriate court. The Authority shall not disclose such information without Tenant's written consent or court order. The Authority shall have the right to enforce the terms of this as a third-party beneficiary. Notwithstanding the foregoing, if such information is determined by a court of competent jurisdiction, not to be "not subject to disclosure under the open records act, Colo. Rev. Stat. Sec. 24-72-201 et seq., then this Section 36.18 shall be of no further force and effect and Tenant shall have no further obligation to provide such information to the Authority or City.

         SECTION 36.19 VIDEO KIOSK. Subject to Landlord's design approval, Tenant, at Tenant's cost, shall have a first right of refusal to construct a video kiosk located in the Shopping Center.

         SECTION 36.20 LIQUOR LICENSE AND BOARD APPROVAL CONTINGENCY. Within twenty-one (21) days after the date of this Lease, Tenant shall be obligated to request approval of this Lease from Tenant's Board of Directors and shall also thereafter file its application for approval of a liquor license and for any other necessary approvals from any municipality, governmental authority, entity, or agency having jurisdiction by submitting timely and complete applications ("Approvals and Licenses"). In the event Tenant is unable to obtain the approval of Tenant's Board of Directors or the issuance of a liquor license and all other necessary approvals within one hundred and eighty (180) days after the date of this Lease, Landlord or Tenant shall have the right to terminate this Lease upon written notice, whereupon this Lease shall be terminated thirty (30) days later unless during such thirty (30) day period the Approvals and Licenses are obtained or the condition precedent is waived.

         SECTION 36.21 FIRST SOURCE HIRING AND OUTREACH PROGRAM. During the term of this Lease, Tenant shall comply in all material respects with the requirements of the DURA First Source Hiring and Outreach Program for Low income Denver Residents for Urban Renewal Projects attached hereto as Exhibit "G" (the "First Source Requirements"), provided that following the earlier of (a) the date which is ten (10) years after the Commencement of Construction (defined in the Redevelopment Agreement) of the Shopping Center or (b) the date the First Source Requirements are no longer binding on the Shopping Center, Tenant shall no longer be required to comply with the First Source Requirements.


                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

                IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease on the day and year first above written.


                                 TENANT:

                                 HOTEL DISCOVERY, INC., a Minnesota corporation


                                 By: /s/ R. K. Fuller
                                    --------------------------------------------
                                         R. K. Fuller
                                        ----------------------------------------
                                              (Type or Print Name)

                                       Title: President and CEO
                                       By: /s/ Anne D. Huemme
                                          --------------------------------------
                                              (Type or Print Name)

                                       Title: CFO and Secretary
                                             -----------------------------------

[If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing, and the seal of the corporation must be affixed. This Lease must be executed by the president or vice-president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.]

                                 LANDLORD:

                                 DENVER PAVILIONS, L.P., a Colorado limited partnership

                                 By:      DENHILL DENVER, L.L.C., a Delaware
                                          limited liability partnership

                                          By: ENTERTAINMENT  DEVELOPMENT
                                              GROUP, LLC, a Colorado limited
                                              liability company, Manager


                                          By: /s/ William E. Denton
                                             -----------------------------------
                                                  William E. Denton,
                                                  Manager


                                          By: AHC DENVER, L.L.C., a Delaware
                                              limited liability company, Manager


                                               By:
                                                  ------------------------------

                                               Title:
                                                     ---------------------------

                                ADDENDUM TO LEASE


         This Addendum is attached to this Lease dated May 12, 1998, and made a part hereof. In the event of any conflict between the terms of this Addendum and any of the provisions of the Lease, the terms of this Addendum shall prevail.

                            1. CONSTRUCTION ALLOWANCE

         Landlord shall pay to Tenant an allowance in the amount of $106.25 per square foot (approximately $1,912,500.00) in cash and shall allow Tenant to recapture the first $112,500.00 from Percentage Rent as it becomes due for a total of $2,025,000.00 with respect to Tenant's construction of its Demised Premises in the Shopping Center and the improvements installed by Tenant therein pursuant to Exhibit "C" of this Lease (the "Construction Allowance"). Landlord shall also pay to Tenant fifty percent (50%) of the costs of the Welton Street Sign, provided, such cost to Landlord shall not exceed Fifty Thousand and 00/100 Dollars ($50,000.00). Provided Tenant is not in default in the performance of any of its obligations under the Lease, the Construction Allowance shall be paid to Tenant by Landlord within thirty (30) days after the fulfillment of each and every one of the following conditions:

         A. Receipt by Landlord of Tenant's application for payment of the Construction Allowance, accompanied by receipted invoices covering all of Tenant's Work on a monthly basis;

         B. Receipt by Landlord of a Certificate of Final Completion issued by Tenant's architect;

         C. Completion of Tenant's Work in substantial compliance with Exhibit "C" and Tenant's Landlord-approved plans and specifications;

         D. Receipt by Landlord of waivers of lien from each of Tenant's contractors and each subcontractor performing any such work and each materialman providing materials for such work;

         E. Receipt by Landlord of a true and correct copy of the Certificate of Occupancy for the Demised Premises;

         F. Receipt by Landlord of certificates of insurance required by the Lease; and

         G. Tenant shall have opened for business in the Demised Premises to the general public.

         In the event Landlord has failed to pay to Tenant the Construction Allowance within thirty (30) days after fulfillment of each of the foregoing conditions, and such failure continues for a period of fifteen (15) days after notice to Landlord from Tenant, then any and all amounts not so paid shall bear interest at a rate from time to time announced by the Bank of America, NT & SA, or its successors as its prime or reference rate plus two percent (2%) per annum.

         Any documents, such as affidavits of contractors and subcontractors, waivers of liens or similar documents required by Landlord as set forth above shall be on forms as are commercially reasonable in the Shopping Center industry.

         Notwithstanding anything contained herein to the contrary, Landlord hereby covenants and agrees that it shall require only the contingencies specifically outlined herein in order to satisfy the requirements necessary for Tenant to obtain its Construction Allowance.

         Notwithstanding anything contained herein to the contrary, in the event of an early termination of this Lease due to any default on the part of Tenant, Tenant shall reimburse the unamortized portion of the Construction Allowance set forth above to Landlord within thirty (30) days of said early termination.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease on the day and year first above written.

                                   TENANT:

                                   HOTEL DISCOVERY, INC., a Minnesota
                                   CORPORATION


                                   By:     /s/ R. K. Fuller
                                      --------------------------
                                            R. K. Fuller
                                   -----------------------------
                                           (Type or Print Name)

                                   Title:  President and CEO
                                         -----------------------

                         LANDLORD:

                                  DENVER PAVILIONS, L.P., a Colorado limited partnership

                                  By: DENHILL DENVER, L.L.C., a Delaware
                                      limited liability company, General Partner

                                      By: ENTERTAINMENT
                                          DEVELOPMENT GROUP, LLC,
                                          a Colorado limited liability company,
                                          Manager


                                      By: /s/ William E. Denton
                                         ---------------------------------------
                                           William E. Denton,
                                           Manager

                                  By: AHC DENVER, L.L.C., a Delaware
                                      limited liability company, Manager


                                      By:---------------------------------------
                                      Title:------------------------------------

                                                        May 8, 1998



William Denton
Entertainment Development Group, L.L.C.
4333 Park Terrace
Suite 105
Westlake Village, CA 91361

         Re:   Lease with Cafe Odyssey

Dear Bill:

         This letter constitutes the delegation of authority by AHC Denver, L.L.C. to Entertainment Development Group, L.L.C., to be the sole signatory on behalf of Denhill Denver, L.L.C., in connection with a lease with the referenced party at Denver Pavilions, provided that such lease is consistent with the terms set forth on the attached lease summary, which you have provided, and with such other terms, not inconsistent with the lease summary, as you deem appropriate.


                                                 Sincerely,

                                                 AHC DENVER, L.L.C.

                                                 /s/ Thomas A. White
                                                 By: Thomas A. White
                                                 Its:   Managing Developer